                                                                   EXHIBIT 10.13


NOTE: This document is an electronic draft and should not be relied on in lieu of the version that was executed by Cogen Technologies and Bayway Refining on February 4, 1999. Any questions regarding the terms of the contracts should be addressed by referral to the executed documents.








                                   AGREEMENT

                                    BETWEEN

                    COGEN TECHNOLOGIES LINDEN VENTURE, L.P.
         (D/B/A COGEN TECHNOLOGIES LINDEN VENTURE, LIMITED PARTNERSHIP)

                                      AND

                            BAYWAY REFINING COMPANY

                             FOR THE SALE OF STEAM

                              AS OF APRIL 8, 1993

                               TABLE OF CONTENTS



                                                                          Page
                                                                          ----

RECITALS.....................................................................1

                                   ARTICLE 1
                                  DEFINITIONS

    1.1   "Affiliate"........................................................3
    1.2   "Agreement"........................................................3
    1.3   "Annual Period"....................................................3
    1.4   "Base Term"........................................................3
    1.5   "Bayway Refinery"..................................................3
    1.6   "BRC's External Steam Requirements"................................4
    1.7   "BRC's Property"...................................................4
    1.8   "Btu"..............................................................4
    1.9   "Cogeneration Facility" ...........................................4
    1.10  "Demised Premises".................................................4
    1.11  "Exxon"............................................................4
    1.12  "Exxon's Complex"..................................................4
    1.13  "Financier"........................................................5
    1.14  "Force Majeure"....................................................5
    1.15  "Governmental Authorizations"......................................6
    1.16  "Ground Lease".....................................................6
    1.17  "Ground Lease Agreement"...........................................6
    1.18  "Improvements Removal Period"......................................6
    1.19  "K lbs."...........................................................6
    1.20  "Owner Trust"......................................................6
    1.21  "Party"............................................................7
    1.22  "Points of Delivery of Steam"......................................7
    1.22A "Protective Relay Test"............................................7
    1.23  "psig".............................................................7
    1.24  "Steam"............................................................7
    1.25  "Steam Interconnection Facilities".................................7
    1.26  "Weighted Average Cost of Gas".....................................7

                                    ARTICLE 2
                                       TERM

    2.1   Base Term of Agreement.............................................8
    2.2   Renewal of Agreement...............................................8
    2.3   Cut-Off Date.......................................................9

                                   ARTICLE 3
                                 SALE OF STEAM

3.1  General.................................................................9
3.2  Reduced Deliveries.....................................................12
3.3  Routine Scheduling.....................................................14
3.4  Quality of Steam.......................................................14
3.5  Points of Delivery.....................................................15

                                   ARTICLE 4
                                 COST OF STEAM

4.1  Monthly Steam Charge...................................................16
4.2  Annual Steam Adjustment................................................16
4.3  Cumulative Adjustments.................................................16

                                   ARTICLE 5
                    OTHER RIGHTS AND OBLIGATIONS OF PARTIES

5.1  Rights and Obligations of Cogen........................................16
5.2  Rights and Obligations of BRC..........................................17

                                   ARTICLE 6
                            MEASUREMENT AND METERING

6.1  Units of Measurement...................................................20
6.2  Cogen's Measuring Equipment............................................21
6.3  BRC's Measuring Equipment..............................................21
6.4  Alternative Means of Measurement.......................................21
6.5  Testing and Corrections................................................22
     A.       Testing.......................................................22
     B.       Costs of Testing..............................................22
     C.       Corrections of Measuring Equipment............................22
6.6  Maintenance............................................................23
6.7  Measurement/Notice.....................................................23
6.8  Measurement/Notice of Steam delivered
        to Exxon by BRC.....................................................24

                                   ARTICLE 7
                              BILLING AND RECORDS

7.1  Billing................................................................24
     A.       Monthly Bill to BRC...........................................24
     B.       Annual Adjustments............................................25
     C.       Other Adjustments.............................................25
7.2  Payment and Penalties..................................................26
     A.       Payment.......................................................26
     B.       Interest......................................................26
7.3  Disputes...............................................................26
7.4  Records................................................................27

                                   ARTICLE 8

TAXES.......................................................................27

                                   ARTICLE 9
                                   AUTHORITY

9.1  Authority of BRC.......................................................27
9.2  Authority of Cogen.....................................................28

                                   ARTICLE 10
                                 FORCE MAJEURE

10.1  Definition............................................................29
10.2  Burden of Proof.......................................................29
10.3  Condition.............................................................29
10.4  Labor Disputes........................................................30
10.5  Termination for Force Majeure.........................................30
10.6  Cogen's Right to Temporary Cure.......................................31

                                   ARTICLE 11
                       BREACH OF CONTRACT AND TERMINATION

11.1  BRC's Right to Terminate..............................................33
11.2  Cogen's Right to Terminate............................................34
11.3  Automatic Termination.................................................36
11.4  Notice to the Financier, Lenders and Mortgagees.......................36
11.5  Effective Date of Termination.........................................38
11.6  Transition............................................................40

                                   ARTICLE 12
                                   LIABILITY

12.1  Limitation on Liability for Damages...................................41
12.2  Damages...............................................................43
12.3  Specific Performance..................................................43

                                   ARTICLE 13

NONWAIVER...................................................................44

                                   ARTICLE 14
                               NOTICE AND SERVICE

14.1  Notice................................................................44
14.2  Date of Service.......................................................45
      A.      Mail..........................................................45
      B.      Telegram......................................................45
      C.      Personal Service..............................................45
14.3  Addresses.............................................................45
      A.      Cogen.........................................................45
      B.      BRC...........................................................45

                                   ARTICLE 15

AMENDMENTS..................................................................46

                                   ARTICLE 16
                             SUCCESSORS AND ASSIGNS

16.1  Assignment by BRC.....................................................46
16.2  Assignment by Cogen...................................................47
16.3  Continuing Obligations................................................47
16.4  Ground Lease Agreement................................................48
16.5  Transfers of Part of the Bayway Refinery..............................48
16.6  Selected Transfers....................................................51
16.7  Rights of the Financier and Other Lenders.............................51
16.8  Status Certificates...................................................57

                                   ARTICLE 17

CHOICE OF LAW...............................................................58

                                   ARTICLE 18

RENEGOTIATION...............................................................58

                                   ARTICLE 19

CONSENT NOT TO BE UNREASONABLY WITHHELD.....................................58

                                   ARTICLE 20

OTHER AGREEMENTS............................................................59

                                   ARTICLE 21

CAPTIONS....................................................................59

                                   ARTICLE 22

COUNTERPARTS................................................................59


                                   EXHIBIT A

PART 1:   CALCULATION OF MONTHLY STEAM CHARGE...............................61

PART 2:   CALCULATION OF ANNUAL STEAM ADJUSTMENT............................62

                                   EXHIBIT B

DESCRIPTION OF POINTS OF DELIVERY OF STEAM..................................64

                                   EXHIBIT C

PRO FORMA MONTHLY INVOICE...................................................65

                                   EXHIBIT D

EXISTING PROCESS STEAM SOURCES AT THE BAYWAY REFINERY.......................66

                                   EXHIBIT E

EXAMPLE OF PRO RATA ALLOCATION OF STEAM.....................................68

                                   EXHIBIT F

PORTIONS OF THE BAYWAY REFINERY NOT SUBJECT TO
PRO RATA ALLOCATION.........................................................70

                                  EXHIBIT G-1

ASSUMPTION AGREEMENT........................................................71

                                  EXHIBIT G-2

ASSUMPTION AGREEMENT........................................................73

                                  EXHIBIT G-3

ASSUMPTION AGREEMENT........................................................75

                                   EXHIBIT H

RECOGNITION AGREEMENT.......................................................78

                                   EXHIBIT I

CONSENT TO ASSIGNMENT.......................................................79

                                   AGREEMENT
                                    BETWEEN
                    COGEN TECHNOLOGIES LINDEN VENTURE, L.P.
         (d/b/a COGEN TECHNOLOGIES LINDEN VENTURE, LIMITED PARTNERSHIP)
                                      AND
                            BAYWAY REFINING COMPANY
                             FOR THE SALE OF STEAM


         This AGREEMENT is made and entered into effective as of April 8, 1993, by and between Cogen Technologies Linden Venture, L.P., doing business in New Jersey as Cogen Technologies Linden Venture, Limited Partnership ("Cogen"), a Delaware limited partnership, and Bayway Refining Company ("BRC"), a Delaware corporation (collectively "Parties").

                                    RECITALS

         WHEREAS, RCM Holdings, Inc. (previously known as Cogen Technologies, Inc.), has entered into a Power Purchase Agreement dated April 14, 1989 ("Power Purchase Agreement") with Consolidated Edison Company of New York, Inc. ("Consolidated Edison"), under which RCM Holdings, Inc. sells to Consolidated Edison electricity from a cogeneration facility ("Cogeneration Facility") located in Linden, New Jersey. The Power Purchase Agreement was approved by the Public Service Commission of the State of New York and became effective in September, 1989 and has been assigned to Cogen. The Cogeneration Facility is contemplated, but not required, to be a qualifying cogeneration facility as defined in Section 3(18) of the Federal Power Act and the regulations thereunder. Cogen and Consolidated Edison contemplate that the Power Purchase Agreement will remain in force for twenty-five (25) years from May 1, 1992 and possibly for two (2) additional five (5) year renewal terms;

         WHEREAS, BRC owns, operates and maintains the "Bayway Refinery" (as defined in Article 1.5 below) in Linden, New Jersey, which utilizes steam for industrial purposes;

         WHEREAS, Cogen owns, operates, and maintains the Cogeneration Facility on part of the land on which the Bayway Refinery is located and leases from BRC the "Demised Premises" (as defined in Article 1.10 below) upon which the Cogeneration Facility is located. BRC has leased the Demised Premises to Cogen and has granted Cogen such easements and rights-of-way as are reasonably necessary for the operation, maintenance, repair, replacement, and removal of the Cogeneration Facility and related improvements in partial consideration of Cogen's entering into this Agreement for the sale of steam to BRC from the Cogeneration Facility for use at the Bayway Refinery. The parties to this Agreement and the "Ground Lease Agreement" (as defined in Article 1.15 below) acknowledge and agree that both such agreements are interdependent, as provided in both such agreements;

         WHEREAS, the sale of steam to BRC from the Cogeneration Facility for use at the Bayway Refinery under this Agreement is intended to replace, in part, Cogen's sale of such steam to Exxon Corporation under a separate agreement between Cogen and Exxon Corporation, and reflects BRC's acquisition from Exxon of the Bayway Refinery; and

         WHEREAS, the Parties desire to set forth in writing their respective rights and obligations with respect to the matters set forth above.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         The following terms when used herein shall have the following meanings:

         1.1 "Affiliate" means a corporation or other entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation or other entity.

         1.2 "Agreement" means this contract, including all exhibits and amendments thereto that may be made from time to time.

         1.3 "Annual Period" means any one of a succession of consecutive twelve (12) month periods, the first of which shall begin on May 1, 1992.

         1.4 "Base Term" of this Agreement has the meaning set forth in Article 2.1.

         1.5 "Bayway Refinery" means BRC's Bayway Refinery and Marketing Terminal, both located at Linden, New Jersey.

         1.6 "BRC's External Steam Requirements" means the quantity of steam used by BRC to operate the Bayway Refinery over and above those quantities provided by BRC's internal sources identified in Exhibit D hereto.

         1.7 "BRC's Property" means the land upon which the Bayway Refinery is located, as described more particularly in Article 1 and Exhibit A of the Ground Lease Agreement.

         1.8 "Btu" means British Thermal Unit.

         1.9 "Cogeneration Facility" means the cogeneration facility owned by Cogen and located upon the Demised Premises.

         1.10 "Demised Premises" means those two parcels of land which total approximately 12.36 acres on the site of the Bayway Refinery and which were leased to Cogen pursuant to the Ground Lease Agreement, as described more particularly in Article 1 and Exhibit B of the Ground Lease Agreement.

         1.11 "Exxon" means the Exxon Corporation as well as its successors and assigns. For purposes of the agreement between Cogen Technologies Linden Venture, L.P. (d/b/a Cogen Technologies Linden Venture, Limited Partnership) and Exxon Corporation for the Sale of Steam dated August 1, 1990, INFINEUM USA L.P. became assignee of Exxon as of January 1, 1999.

         1.12 "Exxon's Complex" means Exxon Chemical Company's Chemical Plant (which plant has been transferred to INFINEUM USA L.P. as of January 1, 1999); Exxon Company, U.S.A., Turbo Oil; and Exxon's Technology Center (which Technology Center has been transferred to INFINEUM USA L.P. as of January 1,
1999) all
located at Linden, New Jersey, and all of which are facilities owned by Exxon or an affiliate thereof.

         1.13 "Financier" initially means the Owner Trust, and may also mean any other entity subsequently extending credit to Cogen for the construction, operation, maintenance, repair, replacement, or removal of the Cogeneration Facility and other "Improvements" (as defined in Article 1 of the Ground Lease Agreement), or any entity subsequently providing funds for the refinancing or taking-out of such loans, and the nominees or designees of any such entities; provided that, at no time will BRC be obligated to recognize more than one such entity as the Financier to whom duties are owed, or rights are granted, under this Agreement and the Ground Lease Agreement. BRC will recognize as the Financier for purposes of this Agreement and the Ground Lease Agreement (i) the Owner Trust, until such time as the Owner Trust or the Lenders' Agent (as set forth in the recognition agreement executed and delivered to the Owner Trust by
BRC) notifies BRC in writing that such other party should be considered to be the Financier, and (ii) thereafter, the designated party, until such time as such designated party notifies BRC in writing that Cogen has the right to designate another entity as the Financier, and (iii) thereafter, such other entity as Cogen may designate in writing from time to time.

         1.14 "Force Majeure" has the meaning set forth in Article 10.1.

         1.15 "Governmental Authorizations" means any and all licenses, permits, certificates and other authorizations required by applicable federal, state, or local law.

         1.16 "Ground Lease" means the creation of a leasehold estate in the Demised Premises, as set forth in Article 1 of the Ground Lease Agreement.

         1.17 "Ground Lease Agreement" means the Ground Lease Agreement dated August 1, 1990, between Cogen and Exxon for the lease of the Demised Premises to Cogen, including all amendments thereto that may be made from time to time and as amended by letter agreement dated September 27, 1991, and further amended by Amendment to Ground Lease Agreement dated July 31, 1992 and subsequently amended by the Second Amendment to Ground Lease Agreement dated April 13, 1994, which Ground Lease Agreement has been assigned by Exxon to BRC.

         1.18 "Improvements Removal Period" means that part of the term of the Ground Lease for the removal of certain "Improvements" (as defined in Article 1 of the Ground Lease Agreement), including the Cogeneration Facility, as set forth in Article 1 of the Ground Lease Agreement.

         1.19 "K lbs." means 1,000 pounds of steam mass.

         1.20 "Owner Trust" means the trust established pursuant to the Trust Agreement dated as of December 28, 1990, between State Street Bank and Trust Company of Connecticut, National Association, and Linden Owner Partnership, as the same may be amended from time to time.

         1.21 "Party" means Cogen or BRC, as the case may be, and its permitted successors and assigns.

         1.22 "Points of Delivery of Steam" means the points where Cogen's steam supply system connects to BRC's steam pipeline at BRC's existing steam headers, as indicated on Exhibit B.

         1.22A "Protective Relay Test" means Consolidated Edison's or its successor's functional testing of protective relays of the Cogeneration Facility the duration of which begins at the time the interconnect is de-energized and ends at the time the interconnect is returned to full service and which typically is performed once every eighteen (18) to twenty-four (24) months.

         1.23 "psig" means pound per square inch gauge.

         1.24 "Steam" means steam delivered to BRC by Cogen, as measured at Cogen's meters at the Points of Delivery of Steam.

         1.25 "Steam Interconnection Facilities" means Cogen's facilities required for the delivery of Steam to the Points of Delivery of Steam, including service stop valves, meter stop valves, primary and secondary service pressure reducing valves, meter supports, protection devices, meters, pipe systems, pipelines, venting, and other facilities required to connect the Cogeneration Facility to the Points of Delivery of Steam in order to effectuate the purposes of this Agreement.

         1.26 "Weighted Average Cost of Gas" means the average cost of natural gas of Consolidated Edison and Public Service Electric and Gas Company (or their successors) based upon volumes of natural gas purchased by such utilities during the month in question as set forth in Consolidated Edison's Operating and

Financial Report filed monthly with the Public Service Commission of the State of New York, and as set forth in Public Service Electric and Gas Company's Commodity Charge Applicable to Cogeneration Interruptible Service filed monthly with the State of New Jersey Board of Public Utilities.

                                   ARTICLE 2

                                      TERM

         2.1 Base Term of Agreement. This Agreement shall be effective as of April 8, 1993 and will continue for a period of twenty-four (24) Annual Periods (the "Base Term"), unless sooner terminated in accordance with the terms of this Agreement.

         2.2 Renewal of Agreement. This Agreement shall be automatically renewed for two (2) periods of five (5) additional Annual Periods each, commencing with the expiration of the Base Term pursuant to Article 2.1, unless either Party elects to terminate this Agreement at the expiration of the Base Term or at the expiration of the first five (5) year renewal term. Termination by BRC shall be valid only if BRC provides Cogen written notice of its intent to terminate at least five and one-half (5 1/2) years prior to the expiration of the Base Term or at least five and one-half (5 1/2) years prior to the expiration of the first five (5) year renewal term, as the case may be. Termination by Cogen shall be valid only if Cogen provides BRC written notice of its intent to terminate at least four (4) years prior to the expiration of the Base Term or at least four (4) years prior to the expiration of the first five (5) year renewal term, as the case may be.

         2.3 Cut-Off Date. In no event shall this Agreement extend beyond January 1, 2033, without the written consent of both Parties.

                                   ARTICLE 3

                                 SALE OF STEAM

         3.1 General.

             A. Commencing on April 8, 1993, Cogen shall sell and deliver to BRC Steam at the Bayway Refinery up to a maximum rate of 819 K lbs. per hour for the months October through and including May, and up to a maximum rate of 491 K lbs. per hour for the months June through and including September. This delivery of Steam shall be uninterrupted. In the event of an upset or other emergency at the Bayway Refinery during the months June through and including September, Cogen shall sell and deliver to BRC Steam at the Bayway Refinery up to a maximum rate of 819 K lbs. per hour for the duration of such upset or emergency. In addition, if at any time BRC requests Steam at the Bayway Refinery in excess of 819 K lbs. per hour during the months October through and including May, or in excess of 491 K lbs. per hour during the months June through and including September, Cogen shall meet such request to the extent Cogen is able to do so, provided that Cogen is not materially adversely affected under the Power Purchase Agreement or Cogen's other agreements to sell steam to other steam users. During the months of June through and including September, BRC's request under the preceding sentence, up to a maximum total consumption of 691K lbs. per hour, shall take priority over any other request for Steam by any other Steam user, except the amounts up to 109K lbs. per hour supplied to Exxon under any steam agreement in effect at that time.

             B. BRC shall purchase and use from Cogen at least 717,444 K lbs. of BRC's External Steam Requirements in each Annual Period. BRC may at any time take steam from the sources described in Exhibit D and, subject to BRC's obligations set forth in the preceding sentence, from any other source upon reasonable notice to Cogen.

             C. BRC's External Steam Requirements at the Bayway Refinery are presently estimated, but not guaranteed, to be 3,816,540 K lbs. per Annual Period. Cogen recognizes that BRC may reduce, terminate, or change the nature of its operations at the Bayway Refinery and that BRC's External Steam Requirements might be reduced below 717,444 K lbs. per Annual Period or eliminated as a result. However, if BRC elects to cease all or substantially all industrial operations at the Bayway Refinery (other than because of Force Majeure) with the results described in Article 11.2D, Cogen may elect to terminate this Agreement pursuant to Article 11.2D.

             D. If BRC, during the term of this Agreement, decides to make substantial changes in the nature of its industrial operations at the Bayway Refinery (other than because of Force

Majeure) with the probable result that BRC's maximum rate of Steam taken from Cogen under Articles 3.1A and 3.1B would permanently fall below both 573 K lbs. per hour for the months October through and including May and 328 K lbs. per hour for the months June through and including September, BRC shall give Cogen prompt written notice of such decision. In that event, if Cogen so requests, BRC and Cogen shall work together to revise Cogen's obligations as defined in
Article 3.1A, so that Cogen shall continue to be obligated to provide to BRC the Steam which BRC needs for its changed operations and so that Cogen shall have the opportunity to seek and obtain other customers for the volume of BRC's External Steam Requirements no longer needed by BRC.

             E. If BRC is affected by Force Majeure which causes BRC's External Steam Requirements from Cogen under this Agreement to fall below 358,722 K lbs. of Steam for any consecutive six (6) month period (an average of 82 K lbs. of Steam per hour on a six (6) month basis), and if Cogen, with BRC's Steam take from Cogen in combination with the steam take from Cogen's other steam customers, would be unable, in Cogen's reasonable judgment, to maintain the status of the Cogeneration Facility as a "qualifying cogeneration facility" (as defined in Section 3(18) of the Federal Power Act and the regulations thereunder) for at least five (5) gas turbines, Cogen, by prompt written notice to BRC, may reduce its obligation in Article 3.1A to provide 819 K lbs. of Steam per hour to 655 K lbs. of Steam per hour. The purpose of this reduction in Cogen's obligation in Article 3.1A would be to give Cogen a reasonable opportunity to maintain the status of the Cogeneration Facility as a "qualifying cogeneration facility" by obtaining other customers for up to 164 K lbs. per hour of its steam from October through and including May and, during upsets or emergencies, from June through and including September. If Cogen's obligation to sell and deliver Steam to BRC is reduced as described in this Article 3.1E, and if subsequently the Force Majeure affecting BRC abates, BRC may request Cogen to reinstate the original rate of 819 K lbs. of Steam per hour under Article 3.1A. Cogen's obligation under this Article 3.1E shall revert to the original rate of 819 K lbs. of Steam per hour under Article 3.1A twenty-four (24) months following Cogen's receipt of a written notice from BRC requesting such reversion, unless the Parties mutually agree upon an earlier date for such reversion.

         3.2      Reduced Deliveries.

             A. Should Cogen be unable to deliver and sell the quantity of Steam required to be delivered and sold to BRC under Article 3.1A due to a reduction in the amount of steam being generated by the Cogeneration Facility due to Force Majeure, BRC shall have the right to a pro rata allocation of steam being generated, delivered and sold from the Cogeneration Facility in relation to Cogen's delivery of steam to Exxon and American Cyanamid Company ("Cyanamid") pursuant to an existing agreement between Cogen and Exxon for the sale of steam, and an agreement between Cogen and Cyanamid for the sale of steam to be executed at a future date. Such pro rata allocation shall be based on BRC's, Exxon's, and Cyanamid's previous twenty-four (24) hours of demand for steam from the Cogeneration Facility at the time of reduction of the amount of steam being generated and available for delivery and sale.

             B. Should Cogen fail for any reason to deliver to BRC the Steam that Cogen is required to deliver to BRC under Article 3.1, BRC shall have the right immediately to obtain, and shall not be deemed in breach of this Agreement if it obtains, replacement steam from any other source (within or external to the Bayway Refinery) for the duration of Cogen's failure to provide the Steam. If Cogen does fail for any reason (other than because of Force Majeure) to deliver to BRC the Steam that Cogen is required to deliver to BRC under this Article 3, and if BRC obtains replacement steam from any other source, Cogen shall reimburse BRC for any difference between BRC's reasonable cost for the replacement of such steam and the cost BRC would have incurred in buying Steam under Articles 3 and 4. To the extent that Cogen's failure to deliver Steam is excused by Force Majeure, Cogen shall owe BRC no money for any such difference in cost. The cost which BRC would have incurred in buying Steam under Articles 3 and 4 shall be calculated as provided in Article 10.6B.

             C. During any Protective Relay Test, provided it is operationally possible to do so, Cogen shall sell and deliver up to 500 K lbs. per hour of Steam for BRC's Steam requirements by operating three turbines of the Cogeneration Facility in a full speed/no-load condition, unless mutually agreed otherwise by both parties. The price for such Steam up to 500 K lbs. per hour shall be in accordance with the pricing terms of this Agreement.

In addition, as requested by BRC, Cogen shall sell and deliver additional steam to BRC above the 500 K lbs. per hour described in the immediately preceding sentence, but only to the extent Cogen is reasonably able to supply such volumes. The price for such additional Steam above 500 K lbs. per hour shall be subject to the mutual agreement of the parties.

         3.3 Routine Scheduling. Commencing on April 8, 1993, BRC shall, at any time upon Cogen's request, give Cogen its best estimate of its expected requirements for Steam from the Cogeneration Facility hereunder (including the hourly delivery rates) in such detail as follows:

             A. For each calendar year, at least by December 1 of the preceding calendar year on a monthly basis; and

             B. For each month, at least ten (10) days prior to the end of the preceding month, on a weekly basis.

Notwithstanding the foregoing, BRC shall advise Cogen of any significant changes in its expected requirements for Steam from the Cogeneration Facility as soon as reasonably practicable.

         3.4 Quality of Steam. All Steam shall meet either of the following specifications: for high pressure level not less than 700 psig nor more than 740 psig at 700(degree)-740(degree)F, and for low pressure level not less than 130 psig nor more than 150 psig at 440(degree)-480(degree)F, and for both the high pressure level and the low pressure level, total dissolved solids and the oxygen present shall not exceed the amounts recommended by standard industrial practices for 1500 psig steam systems. Cogen and BRC acknowledge that either Party may desire temporary changes in the temperature or the pressure of the Steam from time to time. If either Party requests such a change, the Party to which the request is made shall not unreasonably deny such request; provided that Cogen shall not be required to take any action by which it would be materially adversely affected under the Power Purchase Agreement or Cogen's other agreements to sell steam to other steam users. At BRC's option and subject to the limits of Article 3.1A, BRC shall specify and Cogen shall deliver to BRC the amounts of high pressure and low pressure Steam that BRC desires; provided, however, that Cogen shall not be obligated to supply BRC with more than 581 K lbs. per hour of Steam at the high pressure level at any time (except to the extent that Cogen is able to provide more than 581 K lbs. per hour at the high pressure level, Cogen shall do so, provided that Cogen is not materially adversely affected under the Power Purchase Agreement or Cogen's other agreements to sell steam to other steam users) or 374 K lbs. per hour of Steam at the low pressure level at any time (except to the extent that Cogen is able to provide more than 374 K lbs. per hour at the low pressure level, Cogen shall do so, provided that Cogen is not materially adversely affected under the Power Purchase Agreement or Cogen's other agreements to sell steam to other steam users).

         3.5 Points of Delivery. Cogen shall pay for the installation and maintenance of all Steam Interconnection Facilities.

                                   ARTICLE 4

                                COST OF STEAM

         4.1 Monthly Steam Charge. BRC shall pay to Cogen the monthly steam charge (MS) calculated pursuant to Part 1 of Exhibit A.

         4.2 Annual Steam Adjustment. Subject to Article 4.3, Cogen shall calculate and credit to BRC the annual steam adjustment (ASA) according to Part 2 of Exhibit A. This adjustment reflects differences in Steam charges to BRC when quantities delivered to BRC are calculated on an annualized basis versus a monthly basis.

         4.3 Cumulative Adjustments. The cumulative adjustments pursuant to
Article 4.2 in any Annual Period shall not exceed the cumulative monthly steam charge under Article 4.1 in any Annual Period.

                                   ARTICLE 5

                    OTHER RIGHTS AND OBLIGATIONS OF PARTIES

         5.1 Rights and Obligations of Cogen. In addition to the rights and obligations of Cogen specified in Article 3 and Article 4, Cogen shall:

             A. Have the right to sell any and all electric power generated at the Cogeneration Facility in excess of the amounts Cogen is obligated to sell to Consolidated

         Edison under the Power Purchase Agreement, to any third person under such terms and conditions as Cogen, in its sole discretion, determines to be appropriate.

             B. Have the right to sell any and all steam produced at the Cogeneration Facility that is first offered to but not purchased by BRC under Article 3 to any other person on such terms and conditions as Cogen and such person shall agree, without interference by BRC, except that such sale shall not be conducted in such manner as to interfere with Cogen's provision of Steam under Article 3 or with BRC's reasonable and normal operation of the Bayway Refinery.

             C. Design, construct, operate, and maintain the Cogeneration Facility to meet reliability and safety standards consistent with steam supply to a major industrial complex and will work with BRC so that such reliability and safety standards are adequately addressed.

             D. Have the right to receive, for Steam accounting purposes, meter recordings or other transfer documentation for BRC's steam delivery to Exxon.

         5.2 Rights and Obligations of BRC. In addition to the rights and obligations of BRC specified in Article 3 and
Article 4, BRC shall:

             A. Receive Cogen's delivery of Steam under this Agreement in a manner consistent with safety standards generally applicable to receipt and use of steam at a major industrial complex.

             B. Have the right to review and approve any "Improvements" (as defined in Article 1 of the Ground Lease Agreement) installed after the date hereof within any easements granted by BRC to Cogen under the Ground Lease Agreement from the perspective of maintenance access, emergency access and impact on existing or future equipment and improvements of BRC, which approval shall not be unreasonably withheld.

             C. Have the right to sell and deliver Steam purchased from Cogen to any person who owns or operates facilities within, or closely proximate to, the Bayway Refinery; provided, however, that BRC shall first provide Cogen with a declaratory order of the New Jersey Board of Public Utilities or other official assurances satisfactory to Cogen that such sale and delivery would not cause or would not be likely to cause the Cogeneration Facility to cease to be a "qualifying cogeneration facility" as defined in Section 3(18) of the Federal Power Act and the regulations thereunder, and that such sale and delivery would not result in Cogen, or any person having an ownership interest in Cogen, or the Cogeneration Facility, or any person operating the Cogeneration Facility, or any Affiliate of Cogen or any such persons, becoming subject to or affected by regulation under the Federal Power Act, the Public Utility Holding Company Act of 1935, or other federal or state laws or regulations respecting the regulation of utilities, except reporting or safety requirements that are non-burdensome in nature. In the event that the State of New Jersey by law, regulation or order, does not subject the sale or delivery of steam to public utility-type regulation (other than reporting or safety requirements that are non-burdensome in nature), such a law, regulation or order shall constitute an official assurance satisfactory to Cogen, for purposes of this clause (C) of this Section 5.2; provided, that such proposed sale or delivery of Steam meets all requirements specified in such law, regulation or order. To the extent additional information is reasonably required to determine if such sale or delivery of Steam meets the requirements specified in such law, regulation or order, Cogen may request such further information from BRC.

             D. Receive at the Points of Delivery of Steam Cogen's delivery of Steam to Exxon and distribute such Steam to Exxon's Complex located proximate to the Bayway Refinery in accordance with the provisions of the Joint Services Contract Between BRC and Exxon dated as of April 2, 1993 as may be amended, modified or terminated; provided however that such receipt and distribution shall not result in BRC or any person or entity having an ownership interest in BRC or the Bayway Refinery, or operating the Bayway Refinery, or any Affiliate of BRC or any such persons, becoming subject to or affected by regulation under the Federal Power Act, the Public Utility Holding Company Act of 1935 or other federal or state laws or regulations respecting the regulation of utilities, except for reporting or safety requirements which are non-burdensome in nature. In the event the laws or regulations described in this paragraph 5.2D result in BRC ceasing to deliver Steam to Exxon, BRC agrees to work with Exxon on a mutually cooperative basis to develop an alternative means for Exxon to receive Steam from Cogen. BRC agrees that in the event the laws or regulations described in this paragraph 5.2D result in BRC ceasing to deliver Cogen's Steam to Exxon and an alternative means for Exxon to receive Steam from Cogen is not reasonably available, BRC shall increase the External Steam Requirements in each Annual Period provided for under paragraph 3.1B to 876,000 K lbs. In the event any claim is brought by Exxon against BRC or an Affiliate of BRC relating to BRC's failure to deliver Steam to Exxon, BRC shall not be entitled to seek relief or a claim against Cogen relating to such failure to deliver such Steam to Exxon. In the event any claim is brought by Exxon against Cogen or an Affiliate of Cogen relating to Cogen's failure to sell Steam or to make Steam available for delivery to the Points of Delivery of Steam for Exxon ("Exxon's Claim"), Cogen shall not be entitled to hold BRC liable for Exxon's Claim.

                                   ARTICLE 6

                            MEASUREMENT AND METERING

         6.1 Units of Measurement. For the purposes of this Agreement, Steam shall be measured in K lbs. of steam mass.

         6.2 Cogen's Measuring Equipment. Cogen shall design, install, operate, maintain, and own all measuring equipment necessary for an accurate determination of the quantity of Steam. Except as provided in Article 6.4, Cogen's meters shall be used for quantity measurements under this Agreement.

         6.3 BRC's Measuring Equipment. BRC may design, install, operate, maintain, and own, at its sole expense, steam measuring equipment, provided that BRC shall not interfere with Cogen's steam supply system or with Cogen's measuring equipment.

         6.4 Alternative Means of Measurement. In the event Cogen's measuring equipment is out of service or registers inaccurately, measurement shall be determined by:

             A. Using the registration of any meter or meters of BRC, if installed and accurately registering; or

             B. In the absence of an installed and accurately registering meter of BRC, making a calibration test or mathematical calculation, if the percentage of error is ascertainable; or

             C. In the absence of both an installed and accurately registering meter of BRC and an ascertainable percentage of error, estimating by reference to quantities measured during periods under similar conditions when Cogen's meter was registering accurately; or

             D. In the absence of an ability to use any of the above methods of measurement, estimating by reference to BRC's operating records for the Bayway Refinery for the period in question.

         6.5 Testing and Corrections.

             A. Testing. The accuracy of Cogen's measuring equipment shall be tested and verified by Cogen at quarterly intervals in BRC's presence. The calibration procedure to be used under this Article 6.5A shall be mutually agreed to by the Parties prior to the time Cogen first delivers Steam to BRC. In the event that either Party notifies the other that it desires a test of its own or of the other Party's measuring equipment, the Parties shall cooperate to secure a prompt verification of the accuracy of such equipment.

             B. Costs of Testing. Cogen shall bear the cost of the testing and any required adjustments of Cogen's measuring equipment done at quarterly intervals. In the event that BRC requests a testing of Cogen's measuring equipment at other than quarterly intervals, BRC shall bear the cost of the testing unless such equipment is found to be inaccurate by greater than two percent (2%).

             C. Corrections of Measuring Equipment. If, upon testing, any measuring equipment is found to be inaccurate by less than two percent (2%) at a flow rate corresponding to the average hourly flow rate for Steam supplied by Cogen to BRC for the Bayway Refinery for the period since the last preceding test, previous recordings of such equipment shall be considered accurate in computing deliveries of Steam hereunder, but such equipment shall be promptly adjusted to record correctly to the extent possible. If, upon testing, any measuring equipment shall be found to be inaccurate by greater than two percent (2%) at a flow rate corresponding to the average hourly flow rate for Steam supplied by Cogen to BRC for the Bayway Refinery for the period since the last preceding test, then such equipment shall be promptly adjusted to record properly, to the extent possible, and any previous recordings by such equipment shall be corrected to zero error, to the extent possible, and Cogen shall promptly send to BRC, pursuant to Article 7, billing adjustments based on such corrected recordings. If no reliable information exists as to when the equipment became inaccurate, it shall be assumed for correction purposes hereunder that such inaccuracy began at a point in time midway between the testing date and the last previous date on which the equipment was tested and found to be accurate or adjusted to be accurate.

         6.6 Maintenance. Each Party shall have the right to be present whenever the other Party reads, cleans, changes, repairs, inspects, tests, calibrates, or adjusts its measuring equipment. Each Party shall give timely notice to the other Party in advance of taking any of such actions.

         6.7 Measurement/Notice. Commencing on the first day of the second calendar month subsequent to the date Cogen first sells Steam to BRC and thereafter on the first day of each calendar month during the term of this Agreement, Cogen shall cause Cogen's measuring equipment to be read, determine the quantities of Steam delivered to BRC during the immediately preceding calendar month, and promptly notify BRC in writing of such quantities.

         6.8 Measurement/Notice of Steam delivered to Exxon by BRC. Commencing on the first day of the second calendar month subsequent to the date Cogen first sells Steam to BRC, and thereafter on the first day of each calendar month during the term of this Agreement, BRC shall determine the quantities of Steam delivered to Exxon by BRC during the immediately preceding calendar month, and notify Cogen in writing of such quantities on or before the seventh day of the month. In the event of any discrepancy between the quantities of Steam delivered to Exxon by BRC as reported by BRC and those reported by Exxon, Cogen shall rely, for the purposes of this Agreement, on BRC's reported quantities pending reconciliation among Cogen, BRC and Exxon of the reported quantities. In the event that such reconciliation between the Exxon and BRC reported quantities results in a revision of the reported quantities of Steam delivered to Exxon by BRC, such revisions shall be reflected in an adjusted invoice pursuant to Article 7.1C of this Agreement.

                                   ARTICLE 7

                              BILLING AND RECORDS

         7.1 Billing.

             A. Monthly Bill to BRC. On or before the tenth (10th) day of each month, Cogen shall prepare and deliver to BRC an invoice setting forth the monthly steam charge as set forth in Article 4.1 for the preceding month. Such invoice shall also set forth the other information called for in Exhibit C and shall be in the form shown in Exhibit C. If Cogen from time to time does not know its actual cost of fuel for purposes of Exhibit A calculations for the month in question when Cogen prepares an invoice pursuant to this Article 7.1A, Cogen may estimate such cost using all available data. To the extent that an estimate is provided and used for purposes of determination of Cogen's actual cost of fuel in Exhibit A, Cogen shall provide BRC a statement of Cogen's actual cost of fuel as soon as available to Cogen, and Cogen shall make the appropriate adjustment as well as any adjustment as a result of Cogen's actual cost of fuel exceeding the cap in Note 1 to Exhibit A, in the following month's invoice.

             B. Annual Adjustments. Within thirty (30) days following the end of each Annual Period, Cogen shall prepare and deliver to BRC an invoice setting forth any credits due as a result of the annual steam adjustments as set forth in Article 4.2. Such invoice shall also set forth the other information called for in Exhibit C and shall be in the form shown in Exhibit C.

             C. Other Adjustments. Cogen shall promptly prepare and deliver to BRC an invoice setting forth any adjustments for discrepancies in billing identified through meter verifications pursuant to Article 6.5C, through other means pursuant to Article 6.4, or for any other reason which would result in reimbursement of billed amounts to BRC or additional payments by BRC to Cogen.

         7.2 Payment and Penalties.

             A. Payment. BRC shall, within fifteen (15) days of the receipt of Cogen's invoice setting forth the monthly bill to BRC pursuant to Article 7.1A, pay Cogen for all amounts billed. Cogen shall, within fifteen (15) days after issuing its invoice setting forth annual reconciliation credits due BRC pursuant to Article 7.1B, pay BRC all amounts due. Reimbursements or additional payments pursuant to Article 7.1C shall be paid within thirty (30) days of receipt of the billing adjustment invoice.

             B. Interest. If BRC fails to pay timely all or a portion of the amounts billed pursuant to Article 7.1A or either Party fails to make timely reimbursements or additional payments pursuant to Article 7.1B or 7.1C within the time stated in this Article 7, interest on the unpaid portion shall accrue from the date due until paid at two percent (2%) over the bank prime loan rate as reported in Federal Reserve Statistical Release H.15 (or a successor publication of similar authority, if Statistical Release H.15 is discontinued) for the day the payment becomes due; provided, however, in no event shall this rate of interest exceed the maximum rate of interest permissible under the laws of the State of New Jersey.

         7.3 Disputes. If any invoice or adjustment under Article 7.1 is disputed by either Party and subsequently resolved, there shall be added to the amount determined to be due Cogen or credited to the amount due BRC, if BRC is due a refund, interest calculated in the same manner as for late payments under
Article 7.2B.

         7.4 Records. Both Cogen and BRC shall keep all invoices, receipts, charts, computer printouts, punchcards, magnetic tapes, and other records related to the volume and price of Steam sales made under this Agreement, including Cogen's cost of fuel and all calculations based on such records. Such records shall be made available for inspection and copying by either Party or their representatives upon reasonable notice. Each Party shall keep all such materials for a minimum of three (3) years from the date of their preparation.

                                   ARTICLE 8

                                     TAXES

         BRC shall be solely responsible for any sales, use, gross receipts, transfer, and similar taxes that may be imposed on the sale of Steam by Cogen to BRC under this Agreement. Cogen shall not be responsible for any sales, use, gross receipts, transfer and similar taxes which may be imposed on the sale of Steam to any other party by BRC. Cogen shall be solely responsible for any taxes that may be imposed on the manufacture of steam by Cogen under this Agreement.

                                   ARTICLE 9

                                   AUTHORITY

         9.1 Authority of BRC. BRC hereby represents and warrants to Cogen as follows:

             A. BRC is a corporation duly organized and existing in good standing under the laws of the State of Delaware.

             B. BRC possesses all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein.

             C. No suit, action or arbitration, or legal, administrative or other proceeding is pending against BRC or its Affiliates that would affect the validity or enforceability of this Agreement or the ability of BRC to materially fulfill its commitments hereunder.

         9.2 Authority of Cogen. Cogen hereby represents and warrants to BRC as follows:

             A. Cogen is a limited partnership duly organized and existing under the laws of the State of Delaware and is duly qualified to do business in the State of New Jersey.

             B. Cogen possesses all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein.

             C. No suit, action or arbitration, or legal, administrative or other proceeding is pending against Cogen or its Affiliates that would affect the validity or enforceability of this Agreement or the ability of Cogen to materially fulfill its commitments hereunder.

                                   ARTICLE 10

                                 FORCE MAJEURE

         10.1 Definition. Except for the obligations of a Party to make payments when due under this Agreement, the Parties shall be excused from delays in performance or failures to perform their respective obligations hereunder and shall not be liable in damages or otherwise, if and only to the extent that such delays or failures are caused by Force Majeure. The term "Force Majeure" means any cause beyond the reasonable control of the affected Party, including, without limitation, storm, flood, lightning, drought, earthquake, fire, explosion, civil disturbance, labor dispute, act of God or the public enemy, or action of a court or governmental authority. Financial distress of either Party, late delivery of materials or equipment (unless itself caused by Force Majeure), or inadequate performance by contractors (unless itself caused by Force Majeure) shall not be considered Force Majeure.

         10.2 Burden of Proof. The burden of proof as to whether a Force Majeure event or condition has occurred shall be upon the Party claiming that it should be excused from performing its obligations hereunder due to the occurrence of such an event or condition.

         10.3 Condition. If either Party relies on Force Majeure as a basis for being excused from performance of its obligations under this Agreement, then the Party relying on Force Majeure shall:

             A. Provide prompt oral notice to the other Party, confirmed promptly in writing, of the occurrence of the event or condition, with an estimate of its expected duration and the probable impact on the performance of its obligations hereunder;

             B. Exercise all reasonable efforts to continue to perform its obligations hereunder;

             C. Expeditiously take action to correct or cure the event or condition excusing performance to the extent reasonably practicable;

             D. Exercise all reasonable efforts to mitigate or limit damages to the other Party; and

             E. Provide prompt oral notice to the other Party, confirmed promptly in writing, of the cessation of the event or condition giving rise to its excusal from performance.

         10.4 Labor Disputes. This Article 10 shall not require the settlement of any strike, walkout, lockout, or other labor dispute on terms which, at the discretion of the Party involved, are contrary to its interests. The settlement of such labor disputes shall be at the sole discretion of the Party involved.

         10.5 Termination for Force Majeure. If Cogen is excused from performing its obligations hereunder due to Force Majeure, and such Force Majeure continues in effect for a period of six (6) months after the initial event or condition of Force Majeure, subject to Article 10.6, BRC may terminate this Agreement, effective on the last day of such six (6) month period or thereafter, by giving Cogen and the Financier identified in

         Article 11.4 at least thirty (30) days' prior written notice. Failure by Cogen to perform its obligations due to Force Majeure or the failure by Cogen to implement one of the alternatives described in subparagraph (i), (ii), or (iii) of Article 10.6A shall not be considered a breach of this Agreement by Cogen.

         10.6 Cogen's Right to Temporary Cure.

             A. If Cogen is prevented for a period of six (6) months by Force Majeure from delivering to BRC Steam in accordance with Article 3 from the Cogeneration Facility, Cogen, at its option, may prevent BRC from terminating this Agreement pursuant to Article 10.5, and will be in compliance with this Agreement, by:

             (i) supplying Steam from temporary boilers or otherwise to the Bayway Refinery in an amount, quality, and at a cost as provided in Articles 3 and 4; or

             (ii) paying to BRC the cost of procurement and installation by BRC of temporary boilers to supply steam to the Bayway Refinery in an amount and quality as provided in Article 3 and paying BRC any difference between the cost to BRC of generating such steam and the cost BRC would have incurred in buying Steam under Articles 3 and 4, provided that this option shall not apply unless BRC is reasonably able to procure, install, and operate such temporary boilers; or

             (iii) paying to BRC any difference between BRC's cost for steam purchased from Public Service Electric and Gas Company (or its successor) and the cost BRC would have incurred in buying Steam under Articles 3 and 4;

from the end of the six (6) month period described in Article 10.5 until either the Force Majeure no longer prevents Cogen from delivering Steam in accordance with Article 3 from the Cogeneration Facility, or until twenty-four (24) months after Cogen gives BRC written notice that Cogen does not intend to continue pursuant to subparagraph (i), (ii), or (iii) above. If Cogen elects to continue the Agreement in force by implementing one of the alternatives described in subparagraph (i), (ii), or (iii) above, it must give BRC at least ninety (90) days' prior written notice to that effect and such notice must specify which alternative Cogen elects. In the event that Cogen subsequently gives BRC such written notice that it does not intend to continue pursuant to subparagraph
(i), (ii), or (iii) above, the termination of this Agreement pursuant to
Article 10.5 shall be effective twenty-four (24) months after Cogen gives BRC such written notice.

             B. For purposes of determining the cost which BRC would have incurred in buying Steam under Articles 3 and 4, the cost of Cogen's fuel for the Exhibit A calculations shall conclusively be deemed to be the Weighted Average Cost of Gas. Additionally, the cost which BRC would have incurred in buying

Steam under Articles 3 and 4 shall include payments or credits to BRC for the annual steam adjustment.

             C. The implementation by Cogen of one of the alternatives described in subparagraphs (i), (ii), and (iii) of Article 10.6A and subsequent termination of this Agreement by Cogen on twenty-four (24) months' prior written notice to BRC shall not be considered a breach of this Agreement by Cogen.

                                   ARTICLE 11

                       BREACH OF CONTRACT AND TERMINATION

         11.1 BRC's Right to Terminate. Subject to Article 11.4, BRC shall have the right, at its option, to terminate this Agreement upon the occurrence of any of the following events:

             A. Cogen breaches this Agreement by failing to substantially perform any material obligation under this Agreement, which failure continues for a period of sixty (60) days after BRC gives Cogen and the Financier identified in Article 11.4 written notice of such breach; provided, however, that if such breach may not reasonably be cured within such sixty (60) day period, BRC may not terminate this Agreement pursuant to this Article 11.1A if Cogen diligently commences to cure such breach within such sixty (60) day period, and this Agreement shall remain in effect for so long as Cogen diligently continues such efforts, unless such breach continues uncured for six
         (6) months
         after BRC's written notice of breach to Cogen and the Financier identified in Article 11.4; or

             B. Cogen claims that it is excused from failing to deliver Steam to BRC from the Cogeneration Facility due to Force Majeure and does not within six (6) months either resume full performance or initiate one of the alternative arrangements described in Article 10.6, and BRC gives Cogen and the Financier thirty (30) days' prior written notice of termination pursuant to Article 10.5; or

             C. BRC elects to terminate this Agreement at the expiration of the Base Term or at the expiration of the first five (5) year renewal term, as the case may be, by giving to Cogen and the Financier five and one-half (5-1/2) years' prior written notice of termination, as provided in Article 2.2.

         11.2 Cogen's Right To Terminate. Cogen shall have the right, at its option, to terminate this Agreement upon the occurrence of any of the following events:

             A. BRC breaches this Agreement by failing to make timely payment to Cogen of the monthly Steam charges pursuant to Article 7, which failure continues for a period of thirty (30) days after Cogen gives BRC written notice of such failure to pay; or

             B. BRC breaches this Agreement by failing to substantially perform any material obligation under this Agreement, other than payment of amounts due as described in Article 11.2A, which failure continues for a period of sixty

         (60) days after Cogen gives BRC written notice of such breach; provided, however, that if such breach may not reasonably be cured within such sixty (60) day period, Cogen may not terminate this Agreement pursuant to this Article 11.2B, if BRC diligently commences to cure such breach within such sixty (60) day period, and this Agreement shall remain in effect for so long as BRC diligently continues such efforts, unless the breach continues uncured for six
         (6) months after Cogen's written notice of breach to BRC; or

             C. Cogen claims that it is excused from failing to perform its obligations under this Agreement due to Force Majeure, initiates one of the alternative arrangements described in Article 10.6, and subsequently gives BRC twenty-four (24) months' prior written notice under Article 10.6 that Cogen does not intend to continue such arrangement; or

             D. BRC's External Steam Requirements from Cogen under this Agreement fall below 258,280 K lbs. of Steam in any Annual Period (other than because of Force Majeure) and Cogen, with BRC's External Steam Requirements from Cogen in combination with the steam demand from Cogen's other steam customers, is unable to maintain the status of the Cogeneration Facility as a "qualifying cogeneration facility" (as defined in Section 3(18) of the Federal Power Act and the regulations thereunder) for at least two (2) gas turbines, and Cogen subsequently gives BRC six (6) month's prior written notice of termination of this Agreement; or

             E. Cogen elects to terminate this Agreement at the expiration of the Base Term or at the expiration of the first five (5) year renewal term, as the case may be, by giving to BRC four (4) years' prior written notice of termination, as provided in Article 2.2.

Any notice from Cogen to BRC of termination of this Agreement will be effective only if such notice either (i) is joined in by the Financier T in writing, if there is a Financier then in existence, or (ii) certifies on its face that there is no Financier.

         11.3 Automatic Termination. This Agreement shall automatically terminate as of the effective date set forth in Article 11.5 below if:

             A. The Ground Lease terminates under Section 16.3B of the Ground Lease Agreement (relating to full taking of the Demised Premises);

             B. The Ground Lease enters the Improvements Removal Period or terminates for any other reason; or

             C. This Agreement continues in effect until January 1, 2033, and is not extended by the written consent of the Parties.

         11.4  Notice to the Financier, Lenders and Mortgagees.

             A. BRC shall have no right to terminate this Agreement for breach pursuant to Article 11.1A or 11.1B, until BRC (i) has provided the Financier substantially the same notice which BRC is obligated to provide Cogen pursuant to Article 11.1A, 11.1B, or 11.5A; (ii) has provided the Financier the same right to cure such breach as Cogen; and (iii) in the case of breach which is susceptible of being cured only if the Financier has access to the Demised Premises, the "Improvements," the "Interconnection Areas," the "Utility Areas," and the "Access Rights of Way," in each case as defined in the Ground Lease Agreement (and only in the case of such breach), has provided the Financier six (6) additional months subsequent to the end of the period in Article 11.1A for the cure of any such breach, without extension for any period contemplated in Article 10, to cure such breach; provided that the Financier has pursued and continues to pursue with diligence, continuity and good faith all actions to enable the Financier to obtain access in order to cure, and to cure, such breach; provided, further, that in respect of any such breach which is the failure to deliver to BRC Steam from the Cogeneration Facility in accordance with Article 3, the Financier must also pay to BRC, for so long as such breach continues during such additional period, any difference between BRC's reasonable cost for replacement steam from any other source and the cost BRC would have incurred in buying Steam under Articles 3 and 4. BRC may in its discretion obtain such replacement steam from any source (within or external to the Bayway Refinery) it deems appropriate. All payments by the Financier to BRC pursuant to the above provision will be made, to the account specified by BRC in writing, monthly within ten (10) days of receipt by the Financier of a written statement from BRC setting forth the amount due and in reasonable detail the basis for the amount due. The cost which BRC would have incurred in buying Steam under Articles 3 and 4 shall be calculated as provided in Article 10.6B.

             B. Cogen shall have no right to terminate this Agreement pursuant to Article 11.2 until Cogen (i) has provided any lender to whom BRC has assigned the Ground Lease Agreement to secure a loan and has provided any mortgagee holding a mortgage on all or any part of BRC's Property substantially the same notices which Cogen is obligated to provide BRC pursuant to Article 11.2, and (ii) has provided such lender or mortgagee the same right to cure as BRC, provided that BRC has previously given Cogen actual notice of the appropriate contact person and address for any such lender or mortgagee. If Cogen gives BRC written notice of its termination of this Agreement, BRC shall notify the Financier that BRC has received such notice.

         11.5  Effective Date of Termination.

             A. If a breach described in Article 11.1A occurs and the time period described in Article 11.1A has expired, BRC may promptly give Cogen a second written notice, which notice shall, when given, terminate this Agreement.

             B. If the events described in Article 11.1B occur, this Agreement shall terminate at the end of the thirty (30) day period referred to in Article 10.5.

             C. If the events described in Article 11.1C occur, this Agreement shall terminate at the expiration of the Base Term or at the expiration of the first five (5) year renewal term, as the case may be.

             D. If a breach described in Article 11.2A or 11.2B occurs and the applicable time period described in Article 11.2A or 11.2B has expired, Cogen may promptly give BRC a second written notice, which notice shall, when given, terminate this Agreement.

             E. If the events described in Article 11.2C occur, this Agreement shall terminate upon the expiration of the twenty-four (24) month notice period described in Article 10.6A.

             F. If the events described in Article 11.2D occur, this Agreement shall terminate upon the expiration of the six (6) month notice period described in Article 11.2D; provided that, if BRC does not need Steam from Cogen for all of such six (6) month period, BRC shall promptly advise Cogen in writing and the Parties may accelerate the termination date of this Agreement by mutual written consent.

             G. If the events described in Article 11.2E occur, this Agreement shall terminate at expiration of the Base Term or at the expiration of the first five (5) year renewal term, as the case may be.

             H. If any of the events described in Article 11.3A occurs, this Agreement shall automatically terminate when the Ground Lease terminates. If the Ground Lease terminates for any other reason, this Agreement shall automatically terminate pursuant to Article 11.3B when the Improvements Removal Period commences or, if there is no Improvements Removal Period, when the Ground
Lease terminates.

             I. If the event described in Article 11.3C occurs, this Agreement shall terminate at 12:01 a.m. on January 1, 2033.

         11.6  Transition.

             A. If this Agreement is terminated for any reason, the Parties shall work together to achieve a smooth transition. Unless and until this Agreement has been terminated, neither Party shall refuse to make any of the payments or perform any of the other obligations required under this Agreement on the basis of any anticipated termination of this Agreement, or any actual or alleged breach by the other Party, subject to the exception described in
Article 11.6B below.

             B. If Cogen terminates the Ground Lease under Sections 16.2D (relating to termination of the Power Purchase Agreement), 16.2E (relating to inability of Cogen to receive or maintain Governmental Authorizations), 16.2F (relating to inability of the Demised Premises and other areas to be used for Cogen's purposes), or 16.2G (relating to partial taking) of the Ground Lease Agreement, thus triggering subsequent automatic termination of this Agreement under Article 11.3, it is understood that Cogen may not be able to continue to provide Steam to BRC under this Agreement. In such event, Cogen shall: (i) use its best efforts to continue to supply Steam to BRC, as would otherwise be required by Article 3.1A, until the commencement of the Improvements Removal Period, or (ii) if Cogen cannot supply such Steam, permit BRC to operate and maintain the

Cogeneration Facility to supply steam to the Bayway Refinery until the commencement of the Improvements Removal Period, provided that in neither event shall Cogen be required to make capital expenditures or to incur out-of-pocket operating and maintenance costs net of revenues in order to keep the Cogeneration Facility operational, unless BRC fully and promptly reimburses Cogen for such capital expenditures and out-of-pocket operating costs net of revenues.

                                   ARTICLE 12

                                   LIABILITY

         12.1 Limitation on Liability for Damages.

             A. Cogen, and its officers, directors, partners, agents, employees, Affiliates, successors and assigns shall not be liable under this Agreement to BRC or its officers, directors, partners, agents, employees, Affiliates, or their successors or assigns, for any punitive, indirect, or consequential damages, including loss of profits, however caused; provided that this limitation shall not apply to any damages under this Agreement caused by Cogen's intentional provision of steam to another entity with the result that BRC does not receive the amounts of Steam it is entitled to under this Agreement.

             B. BRC and its officers, directors, partners, agents, employees, Affiliates, successors and assigns shall not be liable under this Agreement to Cogen or its officers, directors, partners, agents, employees, Affiliates, or their successors or assigns, for any punitive, indirect, or consequential damages, including loss of profits, however caused; provided that this limitation shall not apply to any damages under this Agreement caused by BRC's intentional purchase and acceptance of steam for industrial purposes at the Bayway Refinery from an entity other than Cogen, or caused by BRC's provision to itself of steam for industrial purposes from steam sources other than those described in Exhibit D, when BRC has not purchased Steam from Cogen in such amounts as specified in Article 3.1B and Cogen is otherwise able to provide such amounts of Steam.

             C. Nothing in this Article 12.1 shall prohibit or prevent Cogen from making the allocations of Steam described in Article 3.2A, nor shall anything in this Article 12.1 prohibit or prevent BRC from obtaining steam from alternate sources pursuant to and under the circumstances described in Article 3.2B, which activities shall not be deemed breaches of this Agreement.

             D. In the event this Agreement is terminated pursuant to Article 11.1B, 11.1C, 11.2C, 11.2D, 11.2E, 11.3C hereof, or in the event this Agreement is terminated pursuant to Article 11.3A or 11.3B because the Ground Lease Agreement was terminated pursuant to Section 16.1D, 16.1F, 16.2C, 16.2D, 16.2E, 16.2F, 16.2G, 16.2H, 16.3A or 16.3B of the Ground Lease Agreement, both Parties shall be discharged from all obligations under this Agreement other than those which accrued before the effective date of such termination of this Agreement.

         12.2  Damages.

             A. If either Party breaches this Agreement, the aggrieved Party shall be entitled to seek damages as available at law except as may be limited pursuant to Article 12.1.

             B. Subject to the limitations in Article 12.1 above and in Section
14.1 of the Ground Lease Agreement, if either Party terminates the Ground Lease Agreement because of default by the other Party under the Ground Lease Agreement, the aggrieved Party shall be entitled to seek damages under both the Ground Lease Agreement and this Agreement (which will automatically terminate under Article 11.3B), but shall not be entitled to double recovery of damages, that is, recovery of the same damages under both agreements.

             C. Termination of this Agreement shall not automatically trigger termination of the Ground Lease Agreement. However, subject to the limitations in Article 12.1 above and in Section 14.1 of the Ground Lease Agreement, if either Party terminates this Agreement because of breach by the other Party under this Agreement and subsequently terminates the Ground Lease Agreement (under Sections 16.1C or 16.2B of the Ground Lease Agreement, as applicable) based on the termination of this Agreement, the aggrieved Party shall be entitled to seek damages under both this Agreement and the Ground Lease Agreement, but shall not be entitled to double recovery of damages, that is, recovery of the same damages under both agreements.

         12.3 Specific Performance. In addition to the right of termination referred to in Article 11, BRC and Cogen shall each have the right to seek the specific performance by the other Party of any of its obligations under this Agreement.

                                   ARTICLE 13

                                   NONWAIVER

         The various rights, remedies, options, and elections of BRC and Cogen as expressed herein are cumulative, and the failure of BRC or Cogen to enforce strict performance by the other Party of the provisions of this Agreement or to exercise any right, election, or option or to resort or have recourse to any remedy herein conferred will not be construed or deemed to be a waiver or a relinquishment of the future enforcement by BRC or Cogen of any such provisions, rights, options, elections, or remedies, but the same will continue in full force and effect.

                                   ARTICLE 14

                               NOTICE AND SERVICE

         14.1 Notice. All notices, requests, demands and other communications required or permitted under the terms of this Agreement shall be sufficient in form if in writing and shall be deemed to be duly given if delivered by personal service, telegram, or mailed certified or registered first class mail, postage prepaid, properly addressed to the Party entitled to receive such notice pursuant to Article 14.3.

         14.2  Date of Service.

             A. Mail. If a notice is sent by registered or certified mail, it shall be deemed given within three (3) days, excluding Saturdays, Sundays, or legal holidays of the State of New Jersey, after deposit of the same in the United States mail, postage prepaid, except as otherwise demonstrated by a signed receipt.

             B. Telegram. If a notice is served by telegram, it shall be deemed given eighteen (18) hours after delivery to the telegram company.

             C. Personal Service. If a notice is served by personal service, it shall be deemed given upon the date of actual delivery to the address of the Party to be notified.

         14.3 Addresses. Notices may be sent to the Parties at the following addresses:
              A.       Cogen:           Cogen Technologies Linden Venture, L.P.
                                        c/o RCM Holdings, Inc.
                                        33rd Floor
                                        711 Louisiana St.
                                        Houston, Texas  77002
                                        Attn.: Mr. Robert C. McNair
                                               President

         with a copy to:                Cogen Technologies Linden Venture, L.P.
                                        1095 Cranbury South River Rd.
                                        Suite 10
                                        Jamesburg, New Jersey  08831
                                        Attn:  Director of Operations

              B.       BRC:             Bayway Refining Company
                                        1400 Park Avenue
                                        Linden, New Jersey  07036
                                        Attn.: Mr. Dwight Wiggins
                                               President
         with a copy to:                Bayway Refining Company
                                        1400 Park Avenue
                                        Linden, New Jersey  07036
                                        Attn.: Refinery Manager

or to such other and different persons or addresses as may be designated by the Parties.

                                   ARTICLE 15

                                   AMENDMENTS

         No amendment or modification of the terms of this Agreement shall be binding on either BRC or Cogen unless reduced to writing and signed by both Parties.

                                   ARTICLE 16

                             SUCCESSORS AND ASSIGNS

         16.1 Assignment by BRC. At any time BRC may sell or transfer all or any part of the Bayway Refinery or BRC's Property to any Affiliate of BRC or any third party. If BRC sells or otherwise transfers all of the Bayway Refinery to any entity, this Agreement shall automatically be assigned to such entity and shall be binding on and inure to the benefit of any such entity. Subject to
Article 16.6, if BRC sells or otherwise transfers to any entity any part of the Bayway Refinery which has consumed Steam since April 8, 1993, such transferee and Cogen shall enter into the separate agreement described in Article 16.5 for the continued provision of Steam to that part of the Bayway Refinery for such transferee's use and, if applicable, for delivery to Exxon.

         16.2 Assignment by Cogen. Cogen shall not assign, transfer, pledge, or hypothecate this Agreement at any time, except that:

             A. Cogen may at any time assign, pledge, or hypothecate this Agreement, provided that, in accordance with the terms of the Ground Lease Agreement, the Ground Lease Agreement is simultaneously assigned, pledged, or hypothecated to the same entity by Cogen; and

             B. Cogen may at any time assign or transfer this Agreement to an unrelated entity, provided that such unrelated entity shall also assume Cogen's rights and obligations under the Ground Lease Agreement, and (i) first deliver to BRC its written assumption agreement substantially in the form of Exhibit G-1 to be bound by all of the provisions of this Agreement and the Ground Lease Agreement;
         (ii) have the personnel, experience, equipment and other resources reasonably required to perform its obligations under this Agreement and the Ground Lease Agreement; (iii) be financially capable based upon reasonable standards of performing its obligations under this Agreement and the Ground Lease Agreement; and (iv) be in other respects reasonably acceptable to BRC. Subject to Article 16.7, this Agreement shall be binding on and inure to the benefit of the successors and assigns of Cogen.

         16.3 Continuing Obligations. No assignment of this Agreement by BRC or Cogen shall operate to relieve BRC or Cogen of any obligations under this Agreement which have accrued prior to the effective date of the assignment. An obligation shall be deemed to have accrued before the effective date of an assignment only if all the substantive elements of the obligation have accrued by that date. An assignment of this Agreement shall relieve the assignor of any obligations to the other Party under this Agreement which have not accrued before the effective date of the assignment; provided, however, that the assignor shall continue to be obligated under this Agreement if any such assignment shall be ineffective.

         16.4 Ground Lease Agreement. No assignment of this Agreement by BRC or Cogen shall operate to relieve BRC or Cogen of any of their obligations under the Ground Lease Agreement, including without limitation any environmental obligations and obligations with respect to the New Jersey Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq., together with related regulations, as such Act and regulations may be amended from time to time, as those obligations are defined in the Ground Lease Agreement.

         16.5  Transfers of Part of the Bayway Refinery.

             A. Subject to Article 16.6, if BRC sells or otherwise transfers to any entity any part of the Bayway Refinery which has consumed Steam since April 8, 1993, such transferee shall be obligated to enter into a separate agreement with Cogen covering the provision of Steam to such entity. In such event, BRC's obligations to purchase Steam and Cogen's obligations to provide Steam under this Agreement shall be reduced pursuant to

Article 16.5B, and the formulas for calculating the monthly steam charge and annual steam adjustment under this Agreement shall be adjusted pursuant to
Article 16.5C. The provisions of any separate agreement shall be substantially similar to those of this Agreement, with the transferee assuming the rights and obligations of BRC for the remaining term of this Agreement with respect to the transferee's part of the Bayway Refinery, except that (i) Article 2 shall reflect, as appropriate, that some of the Base Term of the Agreement will have passed; (ii) Article 3 shall incorporate reduced rates of Steam according to
Article 16.5B below; (iii) Exhibit A shall be amended according to Article 16.5C below; (iv) Exhibits B, C and D shall be amended as appropriate; and (v) the references to the Ground Lease Agreement may or may not continue to apply, depending on whether the transferee succeeds to BRC's interest in the Ground Lease Agreement.

             B. Subject to Article 16.6, should BRC sell or otherwise transfer any part of the Bayway Refinery, with the result that the transferee enters into a separate agreement covering the provision of Steam to such entity pursuant to Article 16.5A, the rates of Steam set forth in Articles 3.1A, 3.1B, 3.1D, 3.1E and 11.2D of such separate agreement shall be reduced on a pro rata basis by multiplying the rate in question by a/b, where a is the total amount of Steam provided by Cogen to the part of the Bayway Refinery subject to transfer during the last twenty-four (24) month period of continuous steam use at such part of the Bayway Refinery subsequent to April 8, 1993 (or a reasonable estimate of the same if the data is unavailable) and b is the total amount of Steam provided by Cogen during the same period of time to the Bayway Refinery (excluding those parts of the Bayway Refinery identified in Exhibit F). The rates of Steam set forth in Articles 3.1A, 3.1B, 3.1D, 3.1E and 11.2D of this Agreement shall thereafter be reduced on a pro rata basis by multiplying the rate in question by (b-a)/b. An example of a pro rata allocation of Steam is set forth in Exhibit E. If a is zero (i.e., the part of the Bayway Refinery to be transferred has not used steam other than from the sources described in Exhibit D for a continuous twenty-four (24) month period since April 8, 1993), the transferee shall have no obligation to enter into any separate agreement with Cogen. If part of the Bayway Refinery to be transferred has been removed from operation requiring steam prior to and at the time of transfer and if the transferee has no intention of using steam at that part of the Bayway Refinery and will affirm the same to Cogen in writing, then neither the transferee nor Cogen will have any obligation to enter into any separate agreement pursuant to Article 16.5A and this Agreement shall not be modified pursuant to Article 16.5A. The rates of high pressure level and low pressure level Steam set forth in Article 3.4 shall also be pro rated. These pro rations shall be based on high pressure level and low pressure level Steam use and shall be calculated using methods similar to the methods described above as illustrated in the example set forth in Exhibit E.

             C. Should BRC sell or otherwise transfer any part of the Bayway Refinery with the result that the transferee enters into a separate agreement covering the provision of Steam to such entity pursuant to Article 16.5A, Exhibit A of such separate agreement shall be amended by multiplying the number "123" in those places where it appears by the fraction a/b determined under
Article 16.5B. Furthermore, this Agreement will be amended by multiplying the number "123" in Exhibit A by the fraction (b- a)/b. An example of an amendment to the number "123" in Exhibit A is set forth in Exhibit E.

         16.6 Selected Transfers. BRC may freely sell or otherwise transfer those parts of the Bayway Refinery identified in Exhibit F (the Rahway Tank Field and the Forty-Acre Tank Field) or any new facilities constructed after April 8, 1993 and Cogen shall be under no obligation to supply Steam to the transferee and the transferee shall be under no obligation to take Steam from Cogen.

         16.7 Rights of the Financier and Other Lenders.

             A. BRC has executed and delivered to the Owner Trust, as Financier, a recognition agreement substantially in the form shown in Exhibit
H. Hereafter, if Cogen assigns, pledges, or hypothecates this Agreement to secure a loan from another Financier to be recognized as the Financier by BRC for purposes of this Agreement, pursuant to Article 16.2 above, in connection therewith BRC shall execute a consent to any such assignment, in substantially the form shown in Exhibit I, as may be reasonably requested by the other Financier and BRC shall give the information specified in Article 16.8 below.

             B. On instructions from the Financier, unless otherwise directed by a court of competent jurisdiction, BRC shall make all payments due Cogen under this Agreement in accordance with the written instructions of the Financier in conformity with its documentation with Cogen, and in such event BRC shall not be liable to Cogen for such payments.

             C. If the general partner of Cogen becomes in default under its partnership agreement with the Owner Trust, the Owner Trust may designate a new general partner of Cogen, provided that such new general partner has the personnel, experience, equipment and other resources reasonably required to perform its obligations under this Agreement and the Ground Lease Agreement and is in other respects reasonably acceptable to BRC. BRC agrees that General Electric Company and General Electric Capital Corporation meet the requirements of Article 16.7C(ii), (iii), and (iv) (and the comparable requirements of Article 16.7F(ii)(b), (c), and (d)). Similarly, if Cogen becomes in default under any loan documentation with the Financier or any successor or assign of Financier holding a collateral assignment, pledge, or hypothecation of Cogen's interest in this Agreement, the Financier or such successor or assign may assume or cause a third party to assume Cogen's rights and obligations under this Agreement at any time, provided that the Financier or such successor, assign, or third party must first give BRC reasonable written notice of such assumption, which notice shall contain a request (which specifically references this Article 16.7C) for a list of all defaults of Cogen under this Agreement and the Ground Lease Agreement, at least thirty (30) days in advance and must first: (i) enter into an agreement with BRC agreeing to assume Cogen's rights and obligations thereafter accruing under this Agreement and the Ground Lease Agreement and to cure all existing defaults of Cogen under this Agreement and the Ground Lease Agreement that can be cured (including without limitation paying all amounts owed by Cogen to BRC, subject to the caps set forth in Exhibit G-3, if applicable) pursuant to and as provided in an assumption agreement substantially in the form of Exhibit G-2; provided that the Financier or any nominee or designee of the Financier holding the interest in this Agreement for the benefit of the Financier may enter into such an assumption agreement substantially in the form of Exhibit G-3; (ii) have the personnel, experience, equipment, and other resources reasonably required to perform its obligations under this Agreement and the Ground Lease Agreement; (iii) be financially capable based upon reasonable standards of performing its obligations under this Agreement and the Ground Lease Agreement; and (iv) be in other respects reasonably acceptable to BRC. In such event, BRC will accept performance by such Financier, successor, assign, or third party.

             D. Following the assumption of Cogen's rights and obligations under this Agreement by the Financier or its successor, assign, or a third party pursuant to Article 16.7C, such Financier, successor, assign, or third party may assign its rights and obligations under this Agreement to any entity, provided that such Financier, successor, assign, or third party must first give BRC reasonable written notice of such assignment at least thirty (30) days in advance and must first meet the requirements of Article 16.7C(i), (ii), (iii), and (iv). Any such entity may, with reasonable written notice to BRC at least thirty (30) days in advance, assign its rights and obligations under this Agreement to other entities meeting the requirements of Article 16.7C(i), (ii), (iii), and
(iv). In such event, BRC will accept performance by such entity.

             E. Notwithstanding any other provision of this Agreement, after the Financier or any successor, assign, third party or other entity referred to in Article 16.7C or 16.7D above assumes Cogen's rights and obligations under this Agreement, BRC will retain all of its rights under this Agreement, including without limitation the right to terminate this Agreement for any of the reasons specified in Article 11. Furthermore, Cogen and the Financier (and its successors and assigns) will give BRC concurrent notice of any default by Cogen and the exercise by Financier (and its successors and assigns) of any remedy under any of the documentation between Cogen and Financier (and its successors and assigns) pertaining to the Cogeneration Facility.

             F. In the event of the rejection of this Agreement and the Ground Lease Agreement prior to their stated expiration dates pursuant to Section 365 of the Bankruptcy Code of 1978, as amended, or any successor provision thereto, in a case wherein Cogen is the debtor, BRC will enter into both a new steam sale agreement and a new ground lease of the Demised Premises with the Financier or the same nominee or designee of the Financier for the remainder of the term of this Agreement and the Ground Lease Agreement, respectively (assuming no rejection had occurred), effective, in each case, as of the date of such rejection and upon substantially the same covenants, agreements, terms, provisions, and limitations herein contained and therein contained (in each case, excluding a provision equivalent to this Article 16.7F), provided:

        (i) the Financier delivers a written request to BRC for such new steam sale agreement and new ground lease within thirty (30) days from the date of such rejection, which written request is accompanied by payment to BRC of all amounts due to BRC under this Agreement and the Ground Lease Agreement and unpaid as of the date of such request and which request identifies the party to act as supplier under the new steam sale agreement and lessee under such new ground lease;

        (ii) the Financier or such nominee or designee who is to act as supplier under the new steam sale agreement and lessee under such new ground lease must (a) cure all existing defaults of Cogen under this Agreement and the Ground Lease Agreement that can be cured and that would exist but for such rejection (including without limitation paying all amounts owed by Cogen to BRC, subject to the limitations of recovery set forth in

              Article 10 of the Ground Lease Agreement), (b) have the personnel, experience, equipment, and other resources reasonably required to perform its obligations under the new steam sale agreement and the new ground lease agreement, (c) be financially capable based upon reasonable standards of performing its obligations under the new steam sale agreement and the new ground lease agreement, and (d) be in other respects reasonably acceptable to BRC;

        (iii) such new steam sale agreement and new ground lease agreement will expressly provide that BRC will not be required to deliver actual possession of the Demised Premises on the date of execution and delivery thereof free of lessees, tenants, or other occupants;

        (iv) such new steam sale agreement and new ground lease agreement will expressly provide that with respect to all representations, warranties, and covenants of BRC under the new steam sale agreement and new ground lease agreement that refer to the "date hereof" or "effective date of this Agreement" or words or phrases or provisions of similar import, the same refer to the date of this Agreement and the assignment of the Ground Lease Agreement, respectively, and not the date of execution and delivery of such new steam sale agreement and new ground lease agreement and it is agreed that BRC will not be obligated to remove any liens placed on the Demised Premises or any other part of BRC's Property subsequent to the date hereof;

        (v) the last sentence of Section 8.2 of such new ground lease agreement will expressly exclude Cogen, the Ground Lease Agreement and persons claiming by, through or under Cogen or its successors and assigns under the Ground Lease Agreement (and actions or omissions of such persons) and claims and actions of the same from the operation thereof; and

        (vi) the Financier or such nominee or designee enters into both a new steam sale agreement and a new ground lease agreement, unless this Agreement has been previously terminated in accordance with its terms other than in the event this Agreement is rejected pursuant to Section 365 of the Bankruptcy Code of 1978, as amended, or any successor provision thereto, in a case wherein Cogen is the debtor.

             G. So long as there exists a Financier, BRC and Cogen shall not, without the prior written consent of the Financier (which consent shall not be unreasonably delayed or withheld) enter into a written amendment of this Agreement.

         16.8 Status Certificates. Either Party from time to time at the request of the other Party shall sign promptly a written certificate confirming that this Agreement has been duly authorized, is valid, and does not conflict with the articles of incorporation, by-laws, or partnership agreement of the Party in question, and stating whether the Agreement is in full force and effect; whether it has been modified or amended, and if so, the substance of such modification or amendment; whether there have been any uncured breaches; whether there are any offsets, counterclaims, or defenses to be asserted by that Party against the other under this Agreement; and such other information as may be reasonably requested.

                                   ARTICLE 17

                                 CHOICE OF LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                                   ARTICLE 18

                                 RENEGOTIATION

         Should any term or provision of this Agreement be found invalid by any court or regulatory body having jurisdiction thereover, the Parties shall immediately renegotiate in good faith such term or provision of the Agreement to eliminate such invalidity, consistent with the intent of this Agreement.

                                   ARTICLE 19

                    CONSENT NOT TO BE UNREASONABLY WITHHELD

         Whenever either Party requests any consent, permission, or approval which may be required or desired by that Party pursuant to the provisions of this Agreement, the other Party shall not unreasonably withhold or postpone the grant of such consent, permission, or approval.

                                   ARTICLE 20

                                OTHER AGREEMENTS

         This Agreement and the Ground Lease Agreement supersede all prior oral and written agreements and understandings of the Parties relating to the subject matters hereof. This Agreement and the Ground Lease Agreement constitute the entire agreement and understanding of the Parties relating to the subject matters hereof.

                                   ARTICLE 21

                                    CAPTIONS

         All indices, titles, subject headings, section titles, and similar items are provided for the purpose of reference and convenience and are not intended to be inclusive, definitive, or to control the meaning, content, or scope of this Agreement.

                                   ARTICLE 22

                                  COUNTERPARTS

         This Agreement may be executed in any number of counter parts, and each executed counterpart shall have the same force and effect as an original instrument.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first set forth above.

ATTEST:                COGEN TECHNOLOGIES LINDEN VENTURE, L.P.
                       (d/b/a COGEN TECHNOLOGIES LINDEN VENTURE,
                       LIMITED PARTNERSHIP)

                       By:  COGEN TECHNOLOGIES LINDEN, LTD.
                            (d/b/a COGEN TECHNOLOGIES LINDEN,
                            LIMITED PARTNERSHIP), ITS SOLE
                            GENERAL PARTNER

                       By:  RCM HOLDINGS, INC.
                            ITS SOLE GENERAL PARTNER


                       By:  /s/ ROSS D. AIN
                            -------------------------------------

                            Name: Ross D. Ain
                                  -------------------------------

                            Title: Senior Vice President
                                   ------------------------------



ATTEST:                BAYWAY REFINING COMPANY


                       By:  /s/ DWIGHT L. WIGGINS
                            -------------------------------------

                            Name: Dwight L. Wiggins
                                  -------------------------------

                            Title: President
                                   ------------------------------

                                   EXHIBIT A

                  PART 1 - CALCULATION OF MONTHLY STEAM CHARGE

Definitions
-----------

F               =        Cogen's actual cost of fuel for the month in dollars
                         per million Btu, $/MMBtu. See Notes 1 and 2.


CPI(b)          =        Base Consumer Price Index for all Urban Consumers for
                         the New York-Northern New Jersey Area as computed by
                         the United States Department of Labor, Bureau of Labor
                         Statistics ("CPI"), for the month of May, 1992.

CPI(c)          =        Current (latest available monthly) CPI (or if such
                         index shall no longer be published, such other index
                         as the Parties shall reasonably determine to be most
                         nearly comparable to such index for the New York-
                         Northern New Jersey Area).

H               =        Hours in the month, Hr.

PS(1)           =        Price of first increment of steam, $/K lb.

PS(2)           =        Price of remaining steam, $/K lb.

DLP             =        Low-pressure (140 psig) steam discount, $/K lb.

S               =        Total monthly steam take, K lb.

S(1)            =        Total monthly steam take at price PS1, K lb.

S(2)            =        Total monthly steam take at price PS2, K lb.

SLP             =        Total monthly take of low-pressure (140 psig) steam,
                           K lb.

MS              =        Monthly steam charge, $.


Formulas
--------

PS(1)           =        0.88F + 0.45 (CPI(c)/CPI(b))                       (1)

PS(2)           =        0.95F + 0.45 (CPI(c)/CPI(b))                       (2)

DLP             =        0.22F - 0.13                                       (3)

S(1)            =        S or (123 x H), whichever is less                  (4)

S(2)            =        S - S(1)                                           (5)

MS              =        (S(1) x PS(1)) + (S(2) x PS(2)) - (SLP x DLP)      (6)

                PART 2 - CALCULATION OF ANNUAL STEAM ADJUSTMENT


Definitions
-----------

F                 =      Cogen's actual cost of fuel for the month in dollars
                         per million Btu, $/MMBtu. See Notes 1 and 2.

H                 =      Hours in the month, Hr.

S                 =      Total monthly steam take, K lb.

[DELTA]S          =      Difference between total monthly steam take (S) and
                         allowable steam take at first increment pricing (123
                         K lb./Hr. x H), K lb.

[sum][DELTA]S(p)  =      Sum of all positive [DELTA]S's for entire Annual
                         Period, K lb.

[sum][DELTA]S(n)  =      Absolute value of the sum of all negative [DELTA]S's
                         for entire Annual Period, K lb.

SAQ               =      Quantity of steam eligible for Annual Period
                         adjustment, K lb.

FAVG              =      Average of all monthly fuel costs (F) for the entire
                         Annual Period, $/MMBtu.

ASA               =      Annual Period steam adjustment, $.


Formulas
--------
[DELTA]S          =      S - (123 x H) for each month in Annual Period      (1)

SAQ               =      [sum][DELTA]S(n), if [sum][DELTA]S(p) greater than
                         or equal to [sum][DELTA]S(n)                      (2A)

SAQ               =      [sum][DELTA]S(p), if [sum][DELTA]S(p) greater than
                         or equal to [sum][DELTA]S(n)                      (2B)

ASA               =      0.07 x FAVG x SAQ                                  (3)

                               NOTES TO EXHIBIT A



Note 1 Fuel cost will be Cogen's actual cost for fuel (as supported by invoices) equal to the sum of all costs incurred in such month by Cogen with respect to fuel acquired for use in the Cogeneration Facility (including fuel commodity, transportation, and storage costs and any costs related thereto), but such fuel cost shall not be greater than 105 percent of the Weighted Average Cost of Gas.

Note 2 All steam volumes used in the formulas above shall equal the total delivery to BRC of Steam as measured at Cogen's meters at the Points of Delivery minus the volume of Steam reported by BRC as delivered to Exxon.

                                   EXHIBIT B

                   DESCRIPTION OF POINTS OF DELIVERY OF STEAM

                                   EXHIBIT C

                           PRO FORMA MONTHLY INVOICE

                                   EXHIBIT D

             EXISTING PROCESS STEAM SOURCES AT THE BAYWAY REFINERY


Unit           Description                     Typical K lbs./hr.     Max. K lbs./hr.
----           -----------                     ------------------     ---------------

700 psig Steam
--------------

FCBW           CO Boiler #1                          200                    325
FCBW           CO Boiler #2                          170                    300


150 psig Steam
--------------

7 P/S          D-753 Steam Drum for E-758 A-B-C
                 and E-759 A-B                         40                   105
DSU-2          D-405 Steam Drum for E-401 A-B-C-D
                 and F-401                             29                    50
FCBW           D-3 COB #1 Blowdown Drum                15                    25
FCBW           D-22 Steam Drum for E-22 A-B-C-D        75                   125
FCBW           D-102 COB #2 Blowdown Drum              15                    25
FCBW           E-601 Steam Gen'r Downstream COB #1     50                    90
SRU-A          B-1A Waste Heat Boiler                  10                    18
SRU-B          B-1B Waste Heat Boiler                  10                    18
SRU-C          E-101 Waste Heat Boiler                 28                    40
TGCU           E-301 Waste Heat Boiler                  3                    12


50 psig Steam
-------------

SRU-A          B-2A Sulfur Condenser                    3                     8
SRU-B          B-2B Sulfur Condenser                    3                     8
SRU-C          E-103 2nd Sulfur Condenser               4                     8
SRU-C          E-104 3rd Sulfur Condenser               3                     8


20 psig Steam
-------------

FCBW           D-8 COB Blowdown Drum                   20                    40
FCBW           D-20 Steam Drum for E-20 A-B-C-D        21                    40

                               NOTE TO EXHIBIT D

BRC may repair, maintain, modify or replace the sources listed above and such sources shall still be considered BRC's internal sources for purposes of this Agreement, provided that the maximum steam production figures listed above for each source shall define the maximum amounts of steam which BRC may take from these Exhibit D sources for purposes of determining BRC's External Steam Requirements under Article 3.1B.

                                   EXHIBIT E

                    EXAMPLE OF PRO RATA ALLOCATION OF STEAM

Assume BRC sells any portion of the Bayway Refinery and twenty-four (24) months prior to the date of such sale the average Steam supply provided by Cogen was as follows:

                                                         High Pressure                      Low Pressure
                              Total K lbs./yr            Level K lbs./yr                    Level K lbs./yr
                              ---------------            ---------------                    ----------------
Portion of Bayway
 Refinery retained
 by BRC                        2,274,880                    1,785,680                            489,200

Portion of Bayway
 Refinery sold                 2,000,000                    1,000,000                          1,000,000
                               ---------                    ---------                          ---------

         Total                 4,274,880                    2,785,680                          1,489,200

o Pro Rata allocation of steam rights and obligations to new owner of portion of Bayway Refinery:

                  Portion Sold to New Owner  =  2,000,000  =  .468
                  -------------------------     ---------
                  Total                         4,274,880

o        Pro Rata allocation of BRC's continuing rights and obligations under
         Agreement:

                  Portion Retained by BRC  =  2,274,880  =   .532
                  -------------------------   ---------
                  Total                       4,274,880

o Pro Rata allocation of high pressure level steam rights and obligations to new owner:

                  Portion Sold to New Owner  =  1,000,000  =  .359
                  -------------------------     ---------
                  Total                         2,785,680

o Pro Rata allocation of BRC's continuing rights and obligations to high pressure level steam under Agreement:

                  Portion Retained by BRC  =  1,785,680  =   .641
                  -------------------------   ---------
                  Total                       2,785,680

o Pro Rata allocation of low pressure level steam rights and obligations to new owner:

                  Portion Sold to New Owner  =  1,000,000  =   .672
                  -------------------------     ---------
                  Total                         1,489,200

o Pro Rata allocation of BRC's continuing rights and obligations to low pressure level steam under Agreement:

                  Portion Retained by BRC  =    489,200  =  .328
                  -----------------------     ---------
                  Total                       1,489,200

o        Pro Rata allocation results:

                                                Allocation           Allocation
                            Total               To New Owner         To BRC
                            -----               ------------         ----------
Article 3.1A
------------

  Max Supply
  Oct. - May                819 K lbs./hr       383 K lbs./hr        436 K lbs./hr
  Max Supply
  June - Sept.              491 K lbs./hr       230 K lbs./hr        261 K lbs./hr
  Max Upset/Emerg.
  Supply
  June - Sept.              819 K lbs./hr       383 K lbs./hr        436 K lbs./hr

Article 3.1B
------------

  Annual External
  Steam Reqmts.             717,444 K lbs.      348,385 K lbs.       369,059 K lbs.

Article 3.1D
------------

  Max Rate
  Oct. - May                573 K lbs./hr       269 K lbs./hr        304 K lbs./hr
  Max Rate
  June - Sept.              328 K lbs./hr       153 K lbs./hr        175 K lbs./hr

Article 3.1E
------------

  External Steam
  Reqmts. for 6
   month period             358,722 K lbs.      167,882 K lbs.       190,840 K lbs
  Reduced Steam
   Obligation               655 K lbs./hr       307 K lbs./hr        348 K lbs./hr
  Max Sale to
  other Customers           164 K lbs./hr       77 K lbs./hr         87 K lbs./hr

Article 3.4
------------

  High Pressure
   Level Steam              581 K lbs./hr       208 K lbs./hr        373 K lbs./hr
  Low Pressure
   Level Steam              374 K lbs./hr       252 K lbs./hr        122 K lbs./hr

Article 11.2D
------------

  Annual Steam
   Reqs.                    258,280 K lbs       120,875 K lbs        137,405 K lbs

Exhibit A
------------

  Number "123"              123                 57                   66

                                   EXHIBIT F

                        PORTIONS OF THE BAYWAY REFINERY
                       NOT SUBJECT TO PRO RATA ALLOCATION

                                  EXHIBIT G-1

                              ASSUMPTION AGREEMENT

                                     [Date]


                  _______________, a _____________ corporation (the "Assignee"), hereby declares, covenants, agrees and binds itself as follows:

                  (1) Except as otherwise set forth herein, capitalized terms used herein are used with the meanings given to them in the Ground Lease Agreement, dated as of August 1, 1990, between, Exxon Corporation, a New Jersey corporation, and Cogen Technologies Linden Venture, L.P., doing business in New Jersey as Cogen Technologies Linden Venture, Limited Partnership, a Delaware limited partnership, as amended to the date hereof and assigned by Exxon Corporation to Bayway Refining Company, a Delaware corporation ("BRC") by an assignment agreement dated as of April 8, 1993 and effective as of April 8, 1993 (the "Ground Lease Agreement").

                  (2) The Assignee hereby (a) assumes and agrees to pay and perform each and every duty and obligation of Cogen hereafter accruing under the Ground Lease Agreement and the Steam Sale Agreement between Cogen and BRC dated April 8, 1993 (the "Steam Sale Agreement"), (b) agrees from and after the date hereof to comply with and be bound by the terms and provisions of the Ground Lease Agreement and the Steam Sale Agreement applicable to Cogen, (c) confirms that from and after the date hereof it shall be deemed "Cogen" for the purposes of the Ground Lease Agreement and the Steam Sale Agreement, and (d) agrees to cure as soon as reasonably practicable (which, in the case of payments due by Cogen to BRC, shall be deemed to require immediate payment by the Assignee) all defaults of Cogen under the Ground Lease Agreement and the Steam Sale Agreement.

                  (3) The Assignee hereby represents that:

                      (a) it is a corporation duly organized existing in good standing under the laws of the State of __________; and

                      (b) it possesses all requisite power and authority to enter into and perform this Agreement, the Ground Lease Agreement and the Steam Sale Agreement and to carry out the transactions contemplated herein and therein.

                  (4) All notices and other communications hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered if to, Bayway Refining Company, at its address at 1400 Park Avenue, Linden, New Jersey 07036,
         Attention: _______________, Telecopy No.: _____________; and if to the
         Assignee, at its address at ____________________, Attention:
         _______________, Telecopy No.: _____________; or, as to each such person, at such other address as shall be designated by such person in a written notice to such other person. All such notices and communications shall be effective within five days (excluding Saturdays, Sundays or legal holidays in the State of New Jersey) of mailing, when mailed to the address specified above, postage prepaid, and upon receipt of an answer back or confirmation, when sent by telecopy, telegraph, telex or cable.

                  (5) This Agreement shall be binding upon the Assignee, its successors and assigns.

                  (6) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  IN WITNESS WHEREOF, the Assignee has caused this Agreement to be executed as of date first above written.

                                          [NAME OF ASSIGNEE]


                                          By
                                             -------------------------
                                             Title:



Consented and Agreed by:

BAYWAY REFINING COMPANY


By
   -----------------------
   Title:

                                  EXHIBIT G-2

                              ASSUMPTION AGREEMENT

                                     [Date]


                  _________________, a _________________ corporation (the
"Assignee"), hereby declares, covenants, agrees and binds itself as follows:

                  (1) Except as otherwise set forth herein, capitalized terms used herein are used with the meanings given them in the Ground Lease Agreement, dated as of August 1, 1990, between Exxon Corporation, a New Jersey corporation, and Cogen Technologies Linden Venture, L.P., doing business in New Jersey as Cogen Technologies Linden Venture, Limited Partnership, a Delaware limited partnership, as amended to the date hereof and assigned by Exxon Corporation to Bayway Refining Company, a Delaware corporation ("BRC") by an assignment agreement dated as of April 8, 1993 and effective as of April 8, 1993 (the "Ground Lease Agreement").

                  (2) The Assignee hereby (a) assumes and agrees to pay and perform each and every duty and obligation of Cogen hereafter accruing under the Ground Lease Agreement and the Steam Sale Agreement between Cogen and BRC dated April 8, 1993 (the "Steam Sale Agreement"), (b) agrees from and after the date hereof to comply with and be bound by the terms and provisions of the Ground Lease Agreement and the Steam Sale Agreement applicable to Cogen, (c) confirms that from and after the date hereof it shall be deemed "Cogen" for the purposes of the Ground Lease Agreement and the Steam Sale Agreement, and (d) agrees to cure as soon as reasonably practicable (which, in the case of payments due by Cogen to BRC, shall be deemed to require immediate payment by the Assignee) all defaults of Cogen under the Ground Lease Agreement and the Steam Sale Agreement of which BRC has previously given written notice to the Financier in accordance with Section 20.4C of the Ground Lease Agreement (including, without limitation, making all payments due by Cogen to BRC of which such notice has been given, subject to
         Article 10 of the Ground Lease Agreement).

                  (3) The Assignee hereby represents that:

                      (a) it is a corporation duly organized existing in good standing under the laws of the State of __________; and

                      (b) it possesses all requisite power and authority to enter into and perform this Agreement, the

         Ground Lease Agreement and the Steam Sale Agreement and to carry out the transactions contemplated herein and therein.

                  (4) All notices and other communications hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered if to, Bayway Refining Company, at its address at 1400 Park Avenue, Linden, New Jersey 07036, Attention: _______________, Telecopy
         No.: _____________; and if to the Assignee, at its address at ____________________, Attention: _______________, Telecopy No.:
         _____________; or, as to each such person, at such other address as shall be designated by such person in a written notice to such other person. All such notices and communications shall be effective within five days (excluding Saturdays, Sundays or legal holidays in the State of New Jersey) of mailing, when mailed to the address specified above, postage prepaid, and upon receipt of an answerback or confirmation, when sent by telecopy, telegraph, telex or cable.

                  (5) This Agreement shall be binding upon the Assignee, its successors and assigns.

                  (6) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  IN WITNESS WHEREOF, the Assignee has caused this Agreement to be executed as of date first above written.

                                          [NAME OF ASSIGNEE]


                                          By
                                             -------------------------
                                             Title:



Consented and Agreed by:

BAYWAY REFINING COMPANY


By
   -----------------------
   Title:

                                  EXHIBIT G-3

                              ASSUMPTION AGREEMENT

                                     [Date]


                 _________________, a _________________ corporation (the
"Assignee"), hereby declares, covenants, agrees and binds itself as follows:

                 (1) Except as otherwise set forth herein, capitalized terms used herein are used with the meanings given them in the Ground Lease Agreement, dated as of August 1, 1990, between Exxon Corporation, a New Jersey corporation, and Cogen Technologies Linden Venture, L.P., doing business in New Jersey as Cogen Technologies Linden Venture, Limited Partnership, a Delaware limited partnership, as amended to the date hereof and assigned by Exxon Corporation to Bayway Refining Company, a Delaware corporation ("BRC") by an assignment agreement dated as of April 8, 1993 and effective as of April 8, 1993 (the "Ground Lease Agreement").

                 (2) The Assignee hereby (a) assumes and agrees to pay and perform each and every duty and obligation of Cogen hereafter accruing under the Ground Lease Agreement and the Steam Sale Agreement between Cogen and BRC dated April 8, 1993 (the "Steam Sale Agreement"), (b) agrees from and after the date hereof to comply with and be bound by the terms and provisions of the Ground Lease Agreement and the Steam Sale Agreement applicable to Cogen, (c) confirms that from and after the date hereof it shall be deemed "Cogen" for the purposes of the Ground Lease Agreement and the Steam Sale Agreement; provided that:

                      (i) the Assignee shall have the right to deliver a notice
                  of termination of the Ground Lease Agreement and the Steam Sale Agreement to BRC on or before the 90th day after the date hereof and, in the event such a notice is timely received by BRC, the Ground Lease Agreement and the Steam Sale Agreement shall terminate on the 30th day after such notice is received by BRC; provided, however, that the obligations of the Assignee in the Ground Lease Agreement and the Steam Sale Agreement in respect of any action, inaction, event or circumstance occurring prior to the date of termination of such agreements shall survive such termination (subject to Article 10 of the Ground Lease Agreement and Section (2)(iii) hereof);

                      (ii) by executing this Agreement, the Assignee agrees to
                  cure as soon as reasonably practicable (which, in the case of payments due by Cogen to BRC, shall be deemed to require immediate payment by Assignee) all defaults of Cogen under the Ground Lease Agreement and the Steam Sale Agreement of which BRC has previously given written notice to the Financier in accordance with Section 20.4C of the Ground Lease Agreement (including, without limitation, making all payments due by Cogen to BRC of which such notice has been given, subject to Article 10 of the Ground Lease Agreement and Section (2)(iii) hereof);

                      (iii) if the Assignee shall exercise the right to
                  terminate the Ground Lease Agreement and the Steam Sale Agreement pursuant to Section (2)(i) hereof, the aggregate liability of the Assignee to BRC in respect of its obligations hereunder and under the Ground Lease Agreement and the Steam Sale Agreement, whether arising pursuant to the provisions of such agreements or by operation of law, as to all matters provided for in such agreements, together with the aggregate of all amounts paid pursuant to all letters of credit issued as contemplated in Section 10.8 of the Ground Lease Agreement, shall not in any event exceed $10,000,000 in respect of any action, inaction, event or circumstance occurring prior to the date of termination of the Ground Lease Agreement and the Steam Sale Agreement; and

                      (iv) it is expressly acknowledged and agreed that BRC
                  shall retain all of its rights under the Ground Lease Agreement and the Steam Sale Agreement, including without limitation, the right to terminate either such agreement as provided by the terms thereof, including, without limitation, the right to terminate either such agreement in respect of an uncured payment default thereunder even if the Assignee has paid to BRC an aggregate of $10,000,000 or more.

                  (3) The Assignee hereby represents that:

                      (a) it is a corporation duly organized existing in good standing under the laws of the State of __________; and

                      (b) it possesses all requisite power and authority to enter into and perform this Agreement, the Ground Lease Agreement and the Steam Sale Agreement and to carry out the transactions contemplated herein and therein.

                  (4) All notices and other communications provided for herein shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered if to, Bayway Refining Company, at its address at 1400 Park Avenue,

         Linden, New Jersey 07036, Attention: _______________, Telecopy No.: _____________; and if to the Assignee, at its address at ____________________, Attention: _______________,
         Telecopy No.: _____________; or, as to each such person, at such other address as shall be designated by such person in a written notice to such other person. All such notices and communications shall be effective within five days (excluding Saturdays, Sundays or legal holidays in the State of New Jersey) of mailing, when mailed to the address specified above, postage prepaid, and upon receipt of an answerback or confirmation, when sent by telecopy, telegraph, telex or cable.

                  (5) This Agreement shall be binding upon the Assignee, its successors and assigns.

                  (6) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  IN WITNESS WHEREOF, the Assignee has caused this Agreement to be executed as of date first above written.

                                          [NAME OF ASSIGNEE]


                                          By
                                             -------------------------
                                             Title:



Consented and Agreed by:

BAYWAY REFINING COMPANY


By
   -----------------------
   Title:

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                                      -78-

                                   EXHIBIT H

                             RECOGNITION AGREEMENT

                                   EXHIBIT I

                             CONSENT TO ASSIGNMENT


         CONSENT TO ASSIGNMENT, dated as of ________ __, ____, by Bayway Refining Company, a Delaware corporation ("BRC"), in favor of __________________ (the "Lender"), under that certain
_____________________________, dated as of ________ __, ____ (the "Loan
Agreement"), among Cogen Technologies Linden Venture, L.P., doing business in New Jersey as Cogen Technologies Linden Venture, Limited Partnership, a Delaware limited partnership ("Cogen"), and the Lender.

         WHEREAS, BRC has been informed that pursuant to the Loan Agreement, the Lender has agreed to make certain loans to Cogen to refinance the loans made to Cogen for the construction of the Cogeneration Facility (as hereinafter defined); and

         WHEREAS, the term "Financier" in the Steam Sale Agreement (as hereinafter defined) includes any person providing funds for the refinancing or taking out of any loans made to Cogen for the construction of the Cogeneration Facility and the nominees or designees of any such persons; and

         WHEREAS, BRC has been informed that Cogen has assigned to the Lender Cogen's rights, title and interest in the Steam Sale Agreement as collateral security for, among other things, Cogen's obligations under the Loan Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.01. Defined Terms. Unless the context shall otherwise require and except as otherwise specified herein, capitalized terms used herein shall have the meanings assigned to them in the Agreement, dated as of April 8, 1993, between Cogen and BRC for the sale of steam (the "Steam Sale Agreement") attached as Schedule A hereto.


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                                   ARTICLE II

                             CONSENT TO ASSIGNMENT

         2.01. Consents. BRC hereby consents to (A) the assignment by Cogen to the Lender of Cogen's right, title and interest in the Steam Sale Agreement, which is attached hereto as Schedule A and made a part hereof (the right, title and interest of Cogen in the Steam Sale Agreement being hereinafter referred to as the "Assigned Rights") as collateral security, and (B) agrees that the Lender is the Financier recognized by BRC for purposes of the Steam Sale Agreement and as such, shall have all of the rights of a Financier under the Steam Sale Agreement until such time as BRC is notified pursuant to the Steam Sale Agreement that the Lender is no longer to be the Financier recognized by BRC thereunder.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.01. Assurance. BRC agrees and confirms to the Lender, as security assignee of the Assigned Rights, that on the date hereof, the Steam Sale Agreement has not been terminated or modified in contravention of Section 16.7G thereof.

         3.02. Representations and Warranties. BRC repeats and reaffirms for the benefit of the Lender as security assignee of the Assigned Rights the representations and warranties made in Section 9.1 of the Steam Sale Agreement.


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                                   ARTICLE IV

                                 MISCELLANEOUS

         4.01. Severability. If any provision of this Consent to Assignment shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         4.02. Governing Law. This Consent to Assignment shall be governed by and construed in accordance with the laws of the State of New Jersey.

         4.03. Headings. The headings hereof are for convenience only and are not intended to affect the meaning of interpretation of this Consent to Assignment.

         4.04. Successors and Assigns. This Consent to Assignment shall be binding upon, inure to the benefit of, and be enforceable by, BRC and the Lender and their respective successors and assigns.

         IN WITNESS WHEREOF, the undersigned has caused this Consent to Assignment to be duly executed by its officer thereunto duly authorized as of the day and year first above written.

                                        BAYWAY REFINING COMPANY


                                        By:
                                            -------------------------------
                                        Title:
                                               ----------------------------
                                        Address:  1400 Park Avenue
                                                  Linden, New Jersey  07036
                                        Attention:
                                        Telecopy:

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                                      -82-

                      SCHEDULE A TO CONSENT TO ASSIGNMENT

                         [Copy of Steam Sale Agreement]